                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                               BMC Software, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                              [BMC SOFTWARE LOGO]

               NOTICE OF 2002 ANNUAL MEETING AND PROXY STATEMENT

                                 JULY 25, 2002

To Our Stockholders:

     You are cordially invited to attend the 2002 Annual Meeting of Stockholders to be held on Thursday, August 29, at 10:00 a.m. at the Company's Headquarters in Houston, Texas. At the meeting, in addition to acting on the matters described in the attached proxy statement, there will be an opportunity to discuss other matters of interest to you as a stockholder.

     Stockholders of record can vote their shares by using the Internet or the telephone. Instructions for using these convenient services are set forth on the enclosed proxy card. Of course, you also may vote your shares by marking your votes on the enclosed proxy card, signing and dating it, and mailing it in the enclosed envelope.

                                          Very truly yours,

                                          /s/ B. GARLAND CUPP
                                          B. Garland Cupp
                                          Chairman of the Board

                             YOUR VOTE IS IMPORTANT

                       Please Vote by Using the Internet,
               the Telephone, or by Signing, Dating and Returning
                            the Enclosed Proxy Card

                              [BMC SOFTWARE LOGO]
                               BMC SOFTWARE, INC.
                                 HOUSTON, TEXAS

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 29, 2002

To the Stockholders of BMC Software, Inc.:

    The annual meeting of stockholders of BMC Software, Inc., a Delaware corporation (the "Company"), will be held at 2101 CityWest Boulevard, building two, in the auditorium, Houston, Texas, 77042-2827 on August 29, 2002 at 10:00 a.m., Central Daylight Time, for the following purposes:

        1. To elect eight directors of the Company, each to serve until the next annual meeting or until his respective successor has been duly elected and qualified;

        2. To approve an amendment to the BMC Software, Inc. 1996 Employee Stock Purchase Plan to increase the number of shares of common stock that may be issued under the plan;

        3. To approve the BMC Software, Inc. 2002 Nonemployee Director Stock Option Plan;

        4. To approve the BMC Software, Inc. 2002 Employee Incentive Plan;

        5. To approve amendments to each of the BMC Software, Inc. 1994 Employee Incentive Plan and the BMC Software, Inc. 2000 Employee Stock Incentive Plan to expressly permit the surrender of options having an exercise price per share equal to or greater than $30.00 in exchange for options covering a lesser number of shares to be granted at least six months and one day following the surrender of the options; and

        6. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

    A record of stockholders has been taken as of the close of business on July 11, 2002, and only those stockholders of record on that date will be entitled to notice of and to vote at the meeting, or any adjournment thereof. A list of stockholders will be available commencing July 16, 2002 and may be inspected during normal business hours prior to the annual meeting at the offices of the Company, 2101 CityWest Boulevard, Houston, Texas 77042-2827 and at the time and place of the annual meeting.

                                            By Order of the Board of Directors,

                                            /s/ ROBERT H. WHILDEN, JR.
                                            Robert H. Whilden, Jr.
                                            Secretary

July 25, 2002

    IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU MAY VOTE YOUR SHARES BY VOTING ELECTRONICALLY VIA THE INTERNET, BY A TELEPHONE VOTE, OR BY COMPLETING AND RETURNING THE ACCOMPANYING PROXY CARD. PLEASE SEE THE ACCOMPANYING INSTRUCTIONS FOR DETAILS ON ELECTRONIC AND TELEPHONE VOTING. VOTING PROMPTLY WILL ASSIST THE COMPANY IN REDUCING THE EXPENSES OF ADDITIONAL PROXY SOLICITATION. IN ADDITION, BECAUSE VOTING ELECTRONICALLY VIA THE INTERNET IS THE LEAST COSTLY OPTION FOR THE COMPANY, WE ENCOURAGE YOU TO USE THIS METHOD OF VOTING.

    BY SUBMITTING YOUR PROXY (EITHER BY VOTING ELECTRONICALLY VIA THE INTERNET, BY A TELEPHONE VOTE, OR BY EXECUTING AND RETURNING THE PAPER PROXY CARD), YOU AUTHORIZE MANAGEMENT TO REPRESENT YOU AND VOTE YOUR SHARES AT THE MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. SUBMITTING YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, REGARDLESS OF WHETHER YOU HAVE SUBMITTED A PROXY. IN ADDITION, YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE ITS EXERCISE AT THE MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION TO THE COMPANY'S SECRETARY OR BY SUBMITTING A LATER-DATED PROXY.

    THIS PROXY STATEMENT AND THE ACCOMPANYING MATERIALS WILL BE MADE AVAILABLE ON THE INTERNET (http://www.bmc.com/investors/reports.html) ON OR ABOUT JULY 25, 2002.

                               BMC SOFTWARE, INC.
                            2101 CITYWEST BOULEVARD
                           HOUSTON, TEXAS 77042-2827

                                 JULY 25, 2002

                                PROXY STATEMENT

                              GENERAL INFORMATION

PROXY SOLICITATION

     This proxy statement is furnished to the stockholders of BMC Software, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board"). The proxies are to be voted at the 2002 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at 2101 CityWest Boulevard, building two, in the auditorium, Houston, Texas 77042-2827, at 10:00 a.m., Central Daylight Time, on August 29, 2002, and any adjournment thereof, for the purposes set forth in the accompanying notice. The Board is not aware of any other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all duly executed proxies received by the Company will be voted with respect thereto in accordance with the best judgment of the persons designated as the proxies. This proxy statement and the accompanying form of proxy have been mailed to stockholders on or about July 25, 2002.

RECORD DATE AND VOTING RIGHTS

     As of July 11, 2002, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote 240,599,546 shares of the common stock, $.01 par value, of the Company (the "Common Stock"). Each share of Common Stock entitles the holder to one vote on each matter presented at the Annual Meeting. A majority of the outstanding shares will constitute a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders and will have the same effect as a vote against the proposals, whereas broker non-votes are not counted for purposes of determining if a proposal has been approved.

VOTING OF PROXY; REVOCABILITY

     Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted FOR the election of the nominees named herein to the Board, FOR the approval of an amendment to the Company's 1996 Employee Stock Purchase Plan, FOR the approval of the Company's 2002 Nonemployee Director Stock Option Plan, FOR the approval of the Company's 2002 Employee Incentive Plan and FOR the approval of amendments to each of the Company's 1994 Employee Incentive Plan and the Company's 2000 Employee Stock Incentive Plan to expressly permit the surrender of options having an exercise price per share equal to or greater than $30.00 in exchange for options covering a lesser number of shares to be granted at least six months and one day following the surrender of the options. Any proxy may be revoked at any time prior to its exercise by delivery to the Secretary of the Company of written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting.

ANNUAL REPORT

     An Annual Report to Stockholders on Form 10-K (the "Annual Report"), containing financial statements for the fiscal year ended March 31, 2002, accompanies this proxy statement.

     Stockholders are referred to the Annual Report for financial and other information about the activities of the Company. The Annual Report is not incorporated by reference into this proxy statement and is not deemed to be a part hereof.

                        ITEM ONE: ELECTION OF DIRECTORS

NOMINEES

     Each of the persons named below has been nominated for election as a director of the Company until the next Annual Meeting of Stockholders or until his successor has been duly elected and qualified. Each of the nominees listed below was elected by the stockholders at the last annual meeting. All directors serve one-year terms. No proxy may be voted for more persons than the number of nominees listed below. Shares represented by all duly executed proxies received by the Company and not marked to withhold authority to vote for any individual director or for all directors will be voted FOR the election of all the nominees named below. The Board knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, the shares represented by duly executed proxies received by the Company will be voted for the election of a substitute nominee selected by the Board. The nominees receiving a majority of the votes cast at the Annual Meeting will be elected as directors. Stockholders may not cumulate their votes in the election of directors.

     Certain information concerning the nominees is set forth below:

                                                                                     DIRECTOR
NAME                              AGE      POSITION AND OFFICES OF THE COMPANY        SINCE
----                              ---      -----------------------------------       --------
B. Garland Cupp................   61    Chairman of the Board                          1989
Robert E. Beauchamp............   42    Director, President and Chief Executive        2001
                                        Officer
Jon E. Barfield................   50    Director                                       2001
John W. Barter.................   55    Director                                       1988
Meldon K. Gafner...............   54    Director                                       1987
L. W. Gray.....................   65    Director                                       1991
George F. Raymond..............   65    Director                                       1987
Tom C. Tinsley.................   49    Director                                       1997

     Mr. Cupp was employed by the American Express Corporation from 1978 to 1995 in various executive positions, his last position before retiring in 1995 was Executive Vice President -- TRS Technologies and Chief Information Officer at the Travel Related Services subsidiary of American Express Corporation. Mr. Cupp is currently a private investor. Mr. Cupp is Chairman of the Board of Apex Mortgage Company, a bank holding company, and a director of Edmond Bank and Trust Company.

     Mr. Beauchamp has served as President and Chief Executive Officer since January 2001. From August 1997 to January 2001, he served as Senior Vice President, Research & Development and as Senior Vice President, Product Management and Development. He has been employed by the Company since 1988, when he joined the Company as a senior sales representative. During his employment with the Company he has served in various senior sales, marketing and strategic planning positions.

     Mr. Barfield is the Chairman and President of The Bartech Group, Inc., one of the nation's largest minority-owned providers of contract employment and related staffing services. Mr. Barfield is a director of National City Corporation, Tecumseh Products Company, Granite Broadcasting Corporation and Pantellos Corporation, Inc.

     Mr. Barter is a private investor. He is a director of Viatronix, Inc., a producer of virtual imaging systems for medical applications. He served as a director of Kestrel Solutions, Inc. from October 1998 to May 2001 and as CFO from January 2000 to May 2001. Mr. Barter was employed from 1977 until his retirement in December 1997 with AlliedSignal, Inc. in various financial and executive capacities. From July 1988 to

September 1994 he served as Senior Vice President and Chief Financial Officer of AlliedSignal, Inc., and from October 1994 to December 1997 he served as Executive Vice President of AlliedSignal, Inc. and President of AlliedSignal Automotive.

     Mr. Gafner is the Chief Executive Officer of the Farsight Group, a company that specializes in advanced communications equipment and consulting. Most recently, he served as Chairman of the Board of Kestrel Solutions. He was President, Chief Executive Officer and Chairman of the Board of Comstream Corporation, a manufacturer of high-speed satellite earth stations for data distribution, from July 1988 to July 1997.

     Mr. Gray is a private investor. He was employed from 1961 to 1987 by International Business Machines Corporation ("IBM") in various executive capacities including President, National Marketing Division. He was a corporate vice president of IBM from 1983 to 1987.

     Mr. Raymond is a private investor and President of Buckland Corporation, a private consulting company. He founded Automatic Business Centers, Inc. ("ABC"), a payroll processing company in 1972 and sold the company to CIGNA Corporation ("CIGNA") in 1983. Mr. Raymond and other members of ABC's management repurchased ABC in 1986 from CIGNA and sold ABC to Automatic Data Processing Corporation in 1989. Mr. Raymond is a director of DocuCorp International, Inc., Atlantic Data Services, Inc., Emtec Corporation and Analytical Graphics, Inc.

     Mr. Tinsley is a Partner with General Atlantic Partners, a private equity investment firm. From November 1995 to July 1999, he served in various executive positions at Baan Company N.V., a leading provider of enterprise software applications. Most recently, he served as Chairman and Chief Executive of the Management Board of Baan. Prior to joining Baan, he was a Director at McKinsey & Company, Inc., where he was employed for eighteen years. Mr. Tinsley is a director of Meta-4, Philanthropic Research Inc., Internosis, and X-changing.

BOARD ORGANIZATION AND MEETINGS

     The Board met seven times in fiscal 2002. No Board member attended fewer than 75% of the total number of meetings of the Board and of the committees on which he served.

     The Board has established an Audit Committee, Compensation Committee, Executive/Governance Committee and Nominating Committee to act on behalf of the Board and to advise the Board with respect to specific matters. The responsibilities of these committees are as follows:

     Audit Committee. The Audit Committee is comprised entirely of independent directors. The Audit Committee has been established to assist the Board in fulfilling its responsibility to oversee management's conduct of the Company's internal control process and the adherence to corporate policies and procedures. The Audit Committee's duties include providing oversight of the financial reporting process and practices and management's responsibility for the integrity, accuracy and objectivity of the Company's financial reports; recommending to the Board the appointment of the Company's independent public accountants; and overseeing the adequacy and reports of the Company's internal auditors. Messrs. Raymond, Barfield, Barter and Gray are members of the Audit Committee, which held six meetings in fiscal 2002. Each of the members of this committee attended at least 75% of the meetings.

     Compensation Committee. The Compensation Committee is comprised entirely of independent directors. The Compensation Committee's function is to establish the compensation strategy and policy for the Company; oversee the performance, evaluation and compensation for executive officers of the Company; and oversee the establishment of competitive management programs and employee compensation and benefit plans. Messrs. Gafner, Cupp and Tinsley are members of the Compensation Committee, which held five meetings in fiscal 2002. Each of the members of this committee attended at least 75% of the meetings.

     Executive/Governance Committee. The Executive/Governance Committee's function is to exercise interim power and authority to act on behalf of the Board when it may not be practical for the full Board to meet on certain matters; provide consultation to the Chief Executive Officer; and set board agendas and ensure that the Board is kept fully advised of business and corporate matters. Messrs. Cupp, Gafner, Raymond and Beauchamp are members of the Executive/Governance Committee, which held two meetings in fiscal 2002. Each of the members of this committee attended at least 75% of the meetings.

     Nominating Committee. The Nominating Committee is comprised entirely of independent directors. The Nominating Committee's function is to review and nominate candidates to serve as directors of the Company; oversee the Company's executive succession and management development plans; review and make recommendations to the Board as to the Board size, director qualifications and tenure policies; and evaluate the overall performance of directors. Messrs. Tinsley, Barter, Cupp and Gray are members of the Nominating Committee, which held four meetings in fiscal 2002. Each of the members of this committee attended at least 75% of the meetings. Stockholders seeking to recommend director candidates for consideration by the Nominating Committee may do so by writing to the Secretary of the Company, giving the recommended candidate's name, biographical data, and qualifications.

COMPENSATION OF DIRECTORS

     Board members (other than those employed by the Company) receive a fixed annual fee of $35,000 and $3,000 for each Board meeting attended. Members of the Compensation Committee, the Nominating Committee and the Executive/Governance Committee, except for Mr. Beauchamp, receive $1,000 per day for each committee meeting attended, and the Chairman of each of these committees receives an additional $3,000 annual fee for serving as committee chairman. Members of the Audit Committee receive $2,000 per day for each committee meeting attended, and the Chairman of the Audit Committee receives an additional $6,000 annual fee for serving as committee chairman. Board members, except for Mr. Beauchamp, receive a fee of $1,000 per day for days spent, outside of committee or Board meetings, working with the Company's management, meeting with members of the Company's management or working with the Company's employees on Company matters. In addition, Board members are entitled to be covered by the Company's medical plan. All Board members are reimbursed for travel and certain other expenses incurred in connection with their duties as directors of the Company.

     The Company provides for grants of stock options to nonemployee directors. Subject to approval by the Company's stockholders of the 2002 Nonemployee Director Stock Option Plan, the Company plans to grant to each nonemployee director a grant of options to purchase 30,000 shares of Common Stock. Future grants of stock options to members of the Board will be at the discretion of and subject to the approval of a committee of nonemployee directors of the Board. The Board anticipates that such committee will provide grants of stock options on an annual basis to nonemployee directors.

     THE BOARD RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES.

               ITEM TWO: APPROVAL OF THE SEVENTH AMENDMENT TO THE
              BMC SOFTWARE, INC. 1996 EMPLOYEE STOCK PURCHASE PLAN

     The Board and the stockholders of the Company have previously adopted the BMC Software, Inc. 1996 Employee Stock Purchase Plan, as amended (the "Purchase Plan"). The purpose of the Purchase Plan is to provide an incentive to employees of the Company and certain of its subsidiaries to acquire or increase an ownership interest in the Company by purchasing shares of Common Stock.

     As originally adopted, 250,000 shares of Common Stock were authorized to be issued under the Purchase Plan. The 250,000 share authorization increased automatically to 1,000,000 as a result of the Company's two-for-one stock splits in November 1996, and May 1998. Effective July 1, 2000, the Board approved an amendment to the Purchase Plan increasing the number of shares of Common Stock that may be issued under the Purchase Plan from 1,000,000 (as adjusted for the stock splits described above) to 3,000,000 shares. Adoption of this amendment to the Purchase Plan was approved by the stockholders on November 9, 2000. As of July 1, 2002 , the Company had approximately 800,000 shares of its Common Stock remaining for issuance under the Purchase Plan. Based on the level of expected employee participation in the Purchase Plan, the Company estimates that an additional 3,000,000 shares may be purchased during the next three years. The Company continues to view the Purchase Plan as a primary vehicle to expand equity ownership among its employees.

SUMMARY OF AMENDMENT

     On April 29, 2002, the Board approved the Seventh Amendment to the Purchase Plan increasing the number of shares of Common Stock that may be issued under the Purchase Plan from 3,000,000 to 6,000,000 shares effective as of July 1, 2002. Adoption of the amendment to the Purchase Plan is subject to obtaining the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Under Delaware law, an abstention would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved. The Board recommends voting "FOR" approval by the stockholders of the Seventh Amendment to the Purchase Plan.

SUMMARY OF PURCHASE PLAN

     Shares Available under the Purchase Plan; Adjustments. Prior to amendment of the Purchase Plan, the total number of shares of Common Stock that may be issued under the Purchase Plan may not in the aggregate exceed 3,000,000 shares, which may be unissued or reacquired shares, including shares bought on the market or otherwise for purposes of the Purchase Plan. As of July 1, 2002, approximately 2,200,000 of such shares (after adjustment to reflect the two-for-one stock splits that occurred in 1996 and 1998) have been issued pursuant to the Purchase Plan. An additional 3,000,000 shares of Common Stock have been reserved for issuance subject to approval of the stockholders of the Company. The number of shares issuable under the Purchase Plan is subject to adjustment in the event of a change in the Common Stock by reason of a stock dividend or by reason of a subdivision, stock split, reverse stock split, recapitalization, reorganization, combination, reclassification of shares or other similar change. Upon any such event, the maximum number of shares that may be subject to any option, and the number and option price of shares subject to options outstanding under the Purchase Plan will also be adjusted accordingly.

     Eligibility. Employees of the Company and each of its present or future subsidiaries that have been or will be designated as a "Participating Company" by the Company's Employee Benefits Committee (the "Employee Benefits Committee") are eligible to participate in the Purchase Plan provided that they have been continuously employed for at least the payroll period preceding the date of grant of an option under the Purchase Plan and they are scheduled to work more than 20 hours per week during the applicable option period. However, no option may be granted to an employee if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of all classes of stock of the Company or of its parent or subsidiary corporations (within the meaning of Sections 423(b)(3) and 424(d) of the Internal Revenue Code of 1986, as amended (the "Code")). Further, an employee who is both highly compensated (within the meaning of Section 414(q) of the Code) and an officer of the Company or a Participating Company at or above the level of Vice President is not eligible to participate in the Purchase Plan. As of July 1, 2002, approximately 6,200 employees were eligible to participate in the Purchase Plan and approximately 2,480 employees were participating in the Purchase Plan.

     Participation. Except as otherwise provided in the Purchase Plan, the term of each option granted under the Purchase Plan will be for six months (each of such six-month periods is referred to as an "option period"), which will begin on the first day of each January and July (referred to as a "date of grant") and end on the last day of each option period (referred to as a "date of exercise"). An eligible employee may elect to participate in the Purchase Plan for any option period that begins on or before January 1, 2006. Subject to certain limitations of the Code, the number of shares subject to an option for a participant will equal the quotient of (a) the aggregate payroll deductions withheld on behalf of such participant during the option period, divided by (b) the option price of the Common Stock applicable to the option period, including fractions; provided, however, that the maximum number of shares that may be subject to any option may not exceed 3,000 (subject to adjustment).

     An eligible employee may participate in the Purchase Plan only by means of payroll deduction. Each eligible employee who elects to participate in the Purchase Plan must deliver to the Company, within the time period prescribed by the Employee Benefits Committee, a written payroll deduction authorization in a form prepared by the Company whereby he gives notice of his election to participate in the Purchase Plan as of the next following date of grant, and whereby he designates an integral percentage or specific amount of his eligible compensation to be deducted from his compensation for each pay period and paid into the Purchase Plan for his account. The designated percentage or specific amount may not be less than 1% nor greater than 10% of eligible compensation; provided, however, that no employee may be granted an option under the Purchase Plan that permits his rights to purchase Common Stock under the Purchase Plan and under all other employee stock purchase plans of the Company and its parent and subsidiary corporations to accrue at a rate that exceeds $25,000 of fair market value of Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     Subject to the limits described above, each participant in the Purchase Plan automatically and without any act on his part will be deemed to have exercised his option on each date of exercise to the extent of his unused payroll deductions under the Purchase Plan and to the extent the issuance of Common Stock to such participant upon such exercise is lawful. The per share purchase price of the Common Stock to be paid by each participant on each exercise of his option will equal 85% of the fair market value of the Common Stock on the date of exercise or on the date of grant, whichever amount is less.

     A participant who elects to participate in the Purchase Plan and who takes no action to change or revoke such election for any subsequent date of grant will be deemed to have made the same election, including the same attendant payroll deduction authorization, for such next following and/or subsequent date(s) of grant.

     Withdrawal from the Purchase Plan and Changes in Payroll Authorization. A participant may not elect to change the percentage or amount of his payroll deductions during an option period. However, any participant may withdraw in whole from the Purchase Plan at any time prior to the first day of the payroll period that includes the date of exercise relating to a particular option period by timely delivering to the Company a notice of withdrawal in a form prepared by the Company. Partial withdrawals are not permitted. Promptly following receipt of the notice of withdrawal, the Company will refund to the participant the amount of his payroll deductions under the Purchase Plan that have not yet been otherwise returned or used upon exercise of options and thereafter the participant's payroll deduction authorization and interest in unexercised options under the Purchase Plan will terminate.

     Delivery of Shares. As soon as practicable after each date of exercise, the Company will deliver to a custodian one or more certificates representing (or will otherwise cause to be credited to the account of such custodian) the total number of whole shares of Common Stock respecting options exercised on such date of exercise in the aggregate (for both whole and fractional shares) of all of the participating eligible employees. Any remaining amount representing a fractional share will not be certificated (or otherwise so credited) and will be carried forward to the next date of exercise for certification as part of a whole share. The custodian will keep accurate records of the beneficial interests of each participating employee in such shares by means of participant accounts under the Purchase Plan, and will provide periodic statements with respect thereto as may be directed by the Employee Benefits Committee.

     Termination of Employment. Except as described below, if the employment of a participant terminates for any reason, then the participant's participation in the Purchase Plan ceases and the Company will refund the amount of such participant's payroll deductions under the Purchase Plan that have not yet been otherwise returned or used upon exercise of options. If the employment of a participant terminates after such participant has attained age 65 or due to death, the participant, or the participant's personal representative, as applicable, may elect either (a) to withdraw all of the participant's accumulated unused payroll deductions under the Purchase Plan or (b) to exercise the participant's option for the purchase of Common Stock as of the date of such termination of employment or death. If the option is exercised, then the date of such termination of employment or death will be deemed to be a date of exercise for the purpose of computing the option price per share of Common Stock.

     Restriction Upon Assignment of Option. An option granted under the Purchase Plan may not be transferred other than by will or the laws of descent and distribution. Each option is exercisable, during the participant's lifetime, only by the employee to whom granted.

     Administration, Termination and Amendments. The Purchase Plan is administered by the Employee Benefits Committee. The Board in its discretion may terminate the Purchase Plan at any time with respect to any Common Stock for which options have not been granted. The Board has the right to alter or amend the Purchase Plan or any part thereof from time to time; provided, however, that
(a) no change in any option granted may be made that would impair the rights of a participant without the consent of such participant and (b) no amendment may be made without the approval of the stockholders of the Company if such amendment would (1) materially increase the benefits accruing to participants,
(2) increase the number of shares that may be issued under the Purchase Plan,
(3) change the class of individuals eligible to receive options under the Purchase Plan, (4) extend the term of the Purchase Plan, (5) cause options issued under the Purchase Plan to fail to meet the requirements of Section 423 of the Code, or (6) otherwise modify the requirements as to eligibility for participation in the Purchase Plan.

     Merger, Consolidation or Liquidation of the Company. If the Company is not the surviving corporation in any merger or consolidation (or survives only as a subsidiary of another entity), or if the Company is to be dissolved or liquidated, then, unless a surviving corporation assumes or substitutes new options (within the meaning of Section 424(a) of the Code) for all options then outstanding, (a) the date of exercise for all options then outstanding will be accelerated to a date fixed by the Board prior to the effective date of such merger or consolidation or such dissolution or liquidation and (b) upon such effective date any unexercised options will expire and the Company promptly will refund to each participant the amount of such participant's payroll deductions under the Purchase Plan that have not yet been otherwise returned to him or used upon exercise of options.

UNITED STATES FEDERAL INCOME TAX ASPECTS OF THE PURCHASE PLAN

     The following is a brief summary of certain of the United States federal income tax consequences relating to the Purchase Plan based on federal income tax laws currently in effect. This summary applies to the Purchase Plan as normally operated and is not intended to provide or supplement tax advice to eligible employees. The summary contains general statements based on current United States federal income tax statutes, regulations and currently available interpretations thereof. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences or the effect, if any, of gift, estate and inheritance taxes. The Purchase Plan is not qualified under
Section 401(a) of the Code.

     United States Federal Income Tax Consequences to Participants. A participant's payroll deductions to purchase Common Stock are made on an after-tax basis. There is no federal income tax liability to the participant when shares of Common Stock are purchased pursuant to the Purchase Plan. However, the participant may incur federal income tax liability upon disposition (including by way of gift) of the shares acquired under the Purchase Plan. The participant's United States federal income tax liability will depend on whether the disposition is a qualifying disposition or a disqualifying disposition as described below.

     If a qualifying disposition of the shares is made by the participant (i.e., a disposition that occurs more than two years after the first day of the option period in which the shares were purchased), or in the event of death (whenever occurring) while owning the shares, the participant will recognize in the year of disposition (or, if earlier, the year of the participant's death) ordinary income in an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of disposition (or death) over the amount paid for the shares under the option or (2) 15% of the fair market value of the shares at the date of grant (the beginning of the option period). Upon the sale of the shares, any amount realized in excess of the ordinary income recognized by the participant will be taxed to the participant as a long-term capital gain. If the shares are sold at less than the purchase price under the option, then there will be no ordinary income. Instead, the participant will have a long-term capital loss equal to the difference between the sales price and the purchase price paid under the option.

     If a disqualifying disposition of the shares is made by the participant (i.e., a disposition (other than by reason of death) within two years after the first day of the option period in which the shares were purchased), the participant generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the date of exercise over the purchase price paid for the shares under the option (even if no gain is realized on the sale or if a gratuitous transfer is made). Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

     United States Federal Income Tax Consequences to the Company or Participating Company. The Company, or the Participating Company for which a participant performs services, will be entitled to a deduction only if the participant makes a disqualifying disposition of any shares purchased under the Purchase Plan. In such case, the Company or such Participating Company can deduct as a compensation expense the amount that is ordinary income to the participant provided that, among other things, (1) the amount meets the test of reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of Section 280G of the Code, (2) any applicable reporting obligations are satisfied, and (3) the one million dollar limitation of Section 162(m) of the Code is not exceeded.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE SEVENTH AMENDMENT TO THE BMC SOFTWARE, INC. 1996 EMPLOYEE STOCK PURCHASE PLAN.

                          ITEM THREE: APPROVAL OF THE
         BMC SOFTWARE, INC. 2002 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

     At the Annual Meeting, the stockholders will be asked to approve the adoption of the 2002 Nonemployee Director Stock Option Plan (the "2002 Director Plan"), a copy of which is attached hereto as Appendix B. The 2002 Director Plan provides for granting stock options to individuals who are members of the Board and who are not employees of the Company or any affiliate ("Nonemployee Directors").

     The Board unanimously adopted the 2002 Director Plan on July 9, 2002, subject to stockholder approval at the Annual Meeting. On that date, the Board also amended the Company's 1994 Nonemployee Directors' Stock Option Plan (the "1994 Director Plan") so that, effective as of the date of the Annual Meeting, no further stock options will be granted to Nonemployee Directors under the 1994 Director Plan. If the 2002 Director Plan is not approved by the stockholders of the Company at the Annual Meeting, then no awards will be granted under the 2002 Director Plan, the amendment to the 1994 Director Plan will be void and of no effect and Nonemployee Directors would receive an annual grant of options to purchase 20,000 shares of Common Stock (40,000 shares with respect to the first option grant to a Nonemployee Director upon his or her election to the Board) pursuant to the formula set forth in the 1994 Director Plan.

SUMMARY OF THE 2002 DIRECTOR PLAN

     The following summary of the terms of the 2002 Director Plan is qualified in its entirety by reference to the full text of the 2002 Director Plan which is attached to this proxy statement as Appendix B. Approval of the 2002 Director Plan requires the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Under Delaware law, an abstention would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved. The Board recommends voting "FOR" approval by the stockholders of the 2002 Director Plan.

     Purpose of the 2002 Director Plan. The 2002 Director Plan is designed to enable the Company to provide a means to attract able persons to serve as Nonemployee Directors, and to provide a means whereby Nonemployee Directors can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its affiliates. A further purpose of the 2002 Director Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its affiliates. Accordingly, the 2002 Director Plan provides for the discretionary grants to Nonemployee Directors of stock options that do not constitute incentive stock options as defined in Section 422 of the Code.

     Number of Shares Subject to the 2002 Director Plan. The aggregate maximum number of shares of the Common Stock that may be issued under the 2002 Director Plan will be 1,000,000 shares, subject to adjustment upon a reorganization, stock split, recapitalization, or other change in the Company's capital structure.

     Administration. The 2002 Director Plan will be administered by a committee (the "Committee") of, and appointed by, the Board that will be comprised solely of two or more "nonemployee" directors (within the meaning assigned to such term under applicable securities laws). The Board has appointed the Compensation Committee to initially administer the 2002 Director Plan.

     The Committee will have full authority, subject to the terms of the 2002 Director Plan, to establish rules and regulations for the proper administration of the 2002 Director Plan, to determine which Nonemployee Directors will receive stock options, to set the date when such options will be granted, to determine the number of shares to be subject to each option and to determine the other terms of the awards. When granting stock options, the Committee will consider such factors as the nature of the services rendered by the respective Nonemployee Directors and their present and potential contributions to the Company's success.

     Eligibility. Stock options may be granted under the 2002 Director Plan only to persons who, at the time of grant, are Nonemployee Directors. As of July 15, 2002, seven individuals were eligible to participate in the 2002 Director Plan. A stock option may be granted under the 2002 Director Plan on more than one occasion to the same person.

     Term of 2002 Director Plan. The 2002 Director Plan will be effective as of July 9, 2002, the date of its adoption by the Board, provided the 2002 Director Plan is timely approved by the stockholders of the Company. No stock options may be granted under the 2002 Director Plan after July 8, 2012, and the 2002 Director Plan will terminate thereafter once all stock options have been exercised or expire. The Board in its discretion may terminate the 2002 Director Plan at any time with respect to any shares of Common Stock for which stock options have not theretofore been granted.

STOCK OPTION TERMS

     a. Term of Option. The term of each option will be as specified by the Committee at the date of grant (but not more than ten years). The effect of the termination of an optionee's membership on the Board will be specified in the option contract that evidences each option grant.

     b. Option Price. The option price will be determined by the Committee and will be no less than the fair market value of the shares on the date that the option is granted. Except for adjustments for certain changes in the Common Stock, the Committee may not, without the approval of the stockholders of the Company, amend any outstanding option contract that evidences an option grant to lower the option price (or cancel and replace any outstanding option contract with an option grant having a lower option price).

     c. Size of Grant. The number of shares for which a stock option is granted under the 2002 Director Plan will be determined by the Committee.

     d. Status of Options. No stock option granted under the 2002 Director Plan will qualify as an incentive stock option as defined in Section 422 of the Code.

     e. Payment. The option price upon exercise may, at the discretion of the Committee, be paid by an optionee in cash, other shares of Common Stock owned by the optionee, or by a combination of cash and shares of Common Stock. Additionally, stock appreciation rights may be granted to optionees in conjunction with stock options granted under the 2002 Director Plan. Stock appreciation rights give the holder, among other things, the right to a payment in cash, shares of Common Stock, or a combination thereof, in an amount equal to the number of stock appreciation rights exercised by the holder multiplied by the excess of the fair market value of the Common Stock on the exercise date over the option exercise price. The 2002 Director Plan also allows the Committee, in its discretion, to establish procedures pursuant to which an optionee may affect a cashless exercise of an option.

     f. Option Agreement. All options will be evidenced by a written contract containing provisions consistent with the 2002 Director Plan and such other provisions as the Committee deems appropriate.

     g. Transferability. A stock option granted under the 2002 Director Plan is not transferable other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order, or with the consent of the Committee.

     Corporate Change and Other Adjustments. The 2002 Director Plan provides that, upon a Corporate Change (as hereinafter defined), the Committee may accelerate the vesting of options, cancel options and cause the Company to make payments in respect thereof in cash, or adjust the outstanding options as appropriate to reflect such Corporate Change (including, without limitation, adjusting an option to provide that the number and class of shares of stock covered by such option will be adjusted so that the option will thereafter cover securities of the surviving or acquiring corporation or other property (including cash) as determined by the Committee). The 2002 Director Plan provides that a Corporate Change occurs (i) if the Company is dissolved and liquidated, (ii) if the Company is not the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity), (iii) if the Company sells, leases or exchanges all or substantially all of its assets, (iv) if any person, entity or group acquires or gains ownership or control of more than 50% of the outstanding shares of the Company's voting stock, or (v) if after a contested election of directors, the persons who were directors before such election cease to constitute a majority of the Board.

     The maximum number of shares that may be issued under the 2002 Director Plan, and the number and price of shares of the Common Stock or other consideration subject to an option under the 2002 Director Plan, will be appropriately adjusted by the Committee in the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of the Common Stock occurring after a stock option is granted.

     Amendments. The Board may from time to time amend the 2002 Director Plan; however, any change that would impair the rights of a participant with respect to an option theretofore granted will require the participant's consent. Further, without the prior approval of the stockholders of the Company, the Board may not amend the 2002 Director Plan to amend or delete the provisions of the 2002 Director Plan that prevent the Committee from amending any outstanding option contract to lower the option price.

UNITED STATES FEDERAL INCOME TAX ASPECTS OF THE 2002 DIRECTOR PLAN

     The following is a brief summary of certain of the United States federal income tax consequences relating to the 2002 Director Plan based on federal income tax laws currently in effect. This summary applies to the 2002 Director Plan as normally operated and is not intended to provide or supplement tax advice to Nonemployee Directors. The summary contains general statements based on current United States federal income tax statutes, regulations and currently available interpretations thereof. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences or the effect, if any, of gift, estate and inheritance taxes. The 2002 Director Plan is not qualified under Section 401(a) of the Code.

     As a general rule, no federal income tax is imposed on the optionee upon the grant of a non-statutory stock option such as those under the 2002 Director Plan (whether or not including a stock appreciation right), and the Company is not entitled to a tax deduction by reason of such grant. Generally, upon the exercise of a nonstatutory stock option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares of stock at the time of exercise over the option price paid for such shares. In the case of the exercise of a stock appreciation right, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received plus the fair market value of the shares distributed to the optionee. Upon the exercise of a nonstatutory stock option or a stock appreciation right, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the optionee assuming any federal income tax reporting requirements are satisfied.

     Upon a subsequent disposition of the shares received upon exercise of a non-statutory stock option or a stock appreciation right, any difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition would be treated as capital gain or loss. If the shares received upon the exercise of an option or a stock appreciation right are transferred to the optionee subject to certain restrictions, then the taxable income realized by the optionee, unless the optionee elects otherwise, and the Company's tax deduction (assuming any federal income tax reporting requirements are satisfied) should be deferred and should be measured at the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors and 10% shareholders by Section 16(b) of the Securities Exchange Act of 1934, as amended, is such a restriction during the period prescribed thereby if other shares have been purchased by such an individual within six months of the exercise of a non-statutory stock option or stock appreciation right.

INAPPLICABILITY OF ERISA

     Based upon current law and published interpretations, the Company does not believe that the 2002 Director Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE BMC SOFTWARE, INC. 2002 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN.

                           ITEM FOUR: APPROVAL OF THE
                BMC SOFTWARE, INC. 2002 EMPLOYEE INCENTIVE PLAN

     At the Annual Meeting, the stockholders will be asked to approve the adoption of the 2002 Employee Incentive Plan (the "2002 Employee Plan"), a copy of which is attached hereto as Appendix C. The 2002 Employee Plan is a broad-based incentive plan that provides for granting incentive stock options, stock options that do not constitute incentive stock options, performance awards, and phantom stock awards.

     The Board unanimously adopted the 2002 Employee Plan on July 9, 2002, subject to stockholder approval at the Annual Meeting. If the 2002 Employee Plan is not approved by the stockholders of the Company at the Annual Meeting, then no awards will be granted under the 2002 Employee Plan. In connection with its approval of the 2002 Employee Plan, the Board also set limitations on the Company's use of restricted stock awards under existing stock incentive plans. On July 9, 2002, the Board adopted resolutions prohibiting any future awards of restricted stock under the Company's 2000 Employee Stock Incentive Plan and limiting the number of awards of restricted stock under the Company's 1994 Employee Incentive Plan to no more than 50% of all future shares awarded under such plan.

SUMMARY OF THE 2002 EMPLOYEE PLAN

     The following summary of the terms of the 2002 Employee Plan is qualified in its entirety by reference to the full text of the 2002 Employee Plan which is attached to this proxy statement as Appendix C. Approval of the 2002 Employee Plan requires the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Under Delaware law, an abstention would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved. The Board recommends voting "FOR" approval by the stockholders of the 2002 Employee Plan.

     Purpose of the 2002 Employee Plan. The 2002 Employee Plan is designed to enable the Company and its affiliates to provide a means to attract able employees and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its affiliates rest, and whose present and potential contributions to the Company and its affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its affiliates. A further purpose of the 2002 Employee Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its affiliates. Accordingly, the 2002 Employee Plan provides for the following:

          - discretionary grants to employees of the Company and its subsidiary corporations of stock options that constitute incentive stock options as defined in Section 422 of the Code ("Incentive Stock Options"); and

          - discretionary grants to employees of the Company and its affiliates of (a) stock options that do not constitute Incentive Stock Options ("Non-statutory Stock Options"), (b) shares of Common Stock, cash payments, or a combination thereof that may be earned based on the satisfaction of various performance measures ("Performance Awards"), and (c) shares of Common Stock, cash payments or a combination thereof that vest over a period of time ("Phantom Stock Awards").

     Number of Shares Subject to the 2002 Employee Plan and Award Limits. The aggregate maximum number of shares of Common Stock that may be issued under the 2002 Employee Plan will be 3,000,000 shares, and no more than 1,500,000 shares of Common Stock may be utilized for Awards (other than Options) denominated in shares of Common Stock during the term of the 2002 Employee Plan. The maximum number of shares of Common Stock that may be subject to Awards denominated in shares of Common Stock granted to any one individual during the term of the 2002 Employee Plan may not exceed 1,500,000 shares of Common Stock. Each of the limitations described in the preceding sentences may be adjusted upon a reorganization, stock split, recapitalization, or other change in the Company's capital structure. The maximum amount of compensation that may be paid under all Performance Awards under the 2002 Employee Plan that are denominated in cash (including the fair market value of any shares of Common Stock paid in satisfaction of such Performance Awards) granted to any one individual during any calendar year may not exceed $5,000,000, and any payment due with respect to a Performance Award will be paid no later than 10 years after the date of grant of such Performance Award.

     Administration. The 2002 Employee Plan will be administered by a committee (the "Committee") of, and appointed by, the Board that will be comprised solely of two or more nonemployee directors who also qualify as "outside directors" (within the meaning assigned to such term under Section 162(m) of the Code). The Board has appointed the Compensation Committee to initially administer the 2002 Employee Plan.

     The Committee will have full authority, subject to the terms of the 2002 Employee Plan, to establish rules and regulations for the proper administration of the 2002 Employee Plan, to select the employees to whom awards are granted, and to set the date of grant, the type of award that shall be made and the other terms of the awards. When granting awards, the Committee will consider such factors as an individual's duties and present and potential contributions to the Company's success.

     The Committee may from time to time, in its sole discretion, delegate to the Chief Executive Officer of the Company the administration of the 2002 Employee Plan, including the right to grant awards, insofar as such administration and power to grant awards relates to any person who is not subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such delegation may be effective only so long as the Chief Executive Officer is a director of the Company, and the Committee may revoke the delegation at any time. The Committee, in its sole discretion, may place any conditions and restrictions on the powers delegated to the Chief Executive Officer. In the event of a conflict in a determination or interpretation under the 2002 Employee Plan as between the Committee and the Chief Executive Officer, the determination or interpretation of the Committee will be conclusive.

     Eligibility. All employees of the Company and its affiliates are eligible to participate in the 2002 Employee Plan; provided, however that Incentive Stock Options may be granted only to employees of the Company and its subsidiary corporations. The selection of those employees, from among those eligible, who will receive Incentive Stock Options, Non-statutory Stock Options, Performance Awards, Phantom Stock Awards, or any combination thereof, is within the discretion of the Committee. As of July 15, 2002, approximately 6,200 individuals were potentially eligible to participate in the 2002 Employee Plan.

     Term of 2002 Employee Plan. The 2002 Employee Plan will be effective as of July 9, 2002, the date of its adoption by the Board, provided the 2002 Employee Plan is timely approved by the stockholders of the Company. No further awards may be granted under the 2002 Employee Plan after July 8, 2012, and the 2002 Employee Plan will terminate thereafter once all awards have been satisfied, exercised or expire. The Board in its discretion may terminate the 2002 Employee Plan at any time with respect to any shares of the Common Stock for which awards have not theretofore been granted.

STOCK OPTIONS

     a. Term of Option. The term of each option will be as specified by the Committee at the date of grant (but not more than 10 years). The effect of the termination of an optionee's employment will be specified in the option contract that evidences each option grant.

     b. Option Price. The option price will be determined by the Committee and will be no less than the fair market value of the shares on the date that the option is granted. Except for adjustments for certain changes in the Common Stock, the Committee may not, without the approval of the stockholders of the Company, amend any outstanding option contract that evidences an option grant to lower the option price (or cancel and replace any outstanding option contract with an option grant having a lower option price).

     c. Special Rules for Certain Stockholders. If an Incentive Stock Option is granted to an employee who then owns, directly or by attribution under the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a subsidiary, then the term of the option will not exceed five years, and the option price will be at least 110% of the fair market value of the shares on the date that the option is granted.

     d. Size of Grant. Subject to the limitations described above under the section Number of Shares Subject to the 2002 Employee Plan and Award Limits, the number of shares of Common Stock for which an option is granted to an employee will be determined by the Committee.

     e. Status of Options. The status of each option granted to an employee as either an Incentive Stock Option or a Non-statutory Stock Option will be designated by the Committee at the time of grant. If, however, the aggregate fair market value (determined as of the date of grant) of shares with respect to which Incentive Stock Options become exercisable for the first time by an employee exceeds $100,000 in any calendar year, the options with respect to the excess shares will be Non-statutory Stock Options.

     f. Payment. The option price upon exercise may, at the discretion of the Committee, be paid by an optionee in cash, other shares of Common Stock owned by the optionee, or by a combination of cash and shares of Common Stock. Additionally, stock appreciation rights may be granted to optionees in conjunction with stock options granted under the 2002 Employee Plan. Stock appreciation rights give the holder, among other things, the right to a payment in cash, shares of Common Stock, or a combination thereof, in an amount equal to the number of stock appreciation rights exercised by the holder multiplied by the excess of the fair market value of the Common Stock on the exercise date over the option exercise price. The 2002 Employee Plan also allows the Committee, in its discretion, to establish procedures pursuant to which an optionee may affect a cashless exercise of an option.

     g. Option Agreement. All options will be evidenced by a written contract containing provisions consistent with the 2002 Employee Plan and such other provisions as the Committee deems appropriate.

     h. Transferability. An Incentive Stock Option is not transferable other than by will or the laws of descent and distribution, and may be exercised during the employee's lifetime only by the employee or his or her guardian or legal representative. A Non-statutory Stock Option is not transferable other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order, or with the consent of the Committee.

PERFORMANCE AWARDS

     a. Performance Period. The Committee may, in its sole discretion, grant Performance Awards under the 2002 Employee Plan that may be paid in cash, shares of Common Stock, or a combination thereof as determined by the Committee. At the time of the grant, the Committee will establish the maximum number of shares of Common Stock subject to, or the maximum value of, each Performance Award and the performance period over which the performance applicable to the award will be measured. A Performance Award will terminate if the recipient's employment with the Company and its affiliates terminates during the applicable performance period, except as otherwise determined by the Committee.

     b. Performance Measures. The receipt of cash or Common Stock pursuant to a Performance Award will be contingent upon satisfaction by the Company, or any affiliate, division or department thereof, of performance targets established by the Committee either (i) prior to the beginning of the performance period, or
(ii) within ninety days after the beginning of the performance period if the outcome of the performance targets is substantially uncertain at the time the targets are established, but not later than the date that 25% of the performance period has elapsed. The performance targets may be made subject to adjustment for specified significant extraordinary items or events and may be absolute, relative to one or more other companies, or relative to one or more indices. The performance targets may be based upon (1) the price of a share of

Common Stock, (2) the Company's earnings per share, (3) the Company's market share, (4) the market share of a business unit of the Company designated by the Committee, (5) the Company's sales, (6) the sales of a business unit of the Company designated by the Committee, (7) the maintenance revenue or deferred maintenance revenue of the Company or of a business unit of the Company designated by the Committee, (8) the ratable license revenue of the Company or of a business unit of the Company designated by the Committee, (9) the linearity of sales or the percentage of sales of the Company, or of a business unit of the Company designated by the Committee, before a specified time period in a quarter or fiscal year, (10) the return on capital employed by the Company, (11) the Company's margin or the margin of a business unit of the Company designated by the Committee, (12) the return on capital employed by a business unit of the Company designated by the Committee, (13) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Committee,
(14) the cash flow of the Company or any business unit of the Company designated by the Committee, (15) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Committee, (16) the economic value added, (17) the return on stockholders' equity achieved by the Company, (18) the total stockholders' return achieved by the Company, (19) the productivity of the employees of the Company or of a business unit of the Company designated by the Committee as measured by revenues, costs or earnings per employee, (20) the expenses or operating expenses of the Company or any business unit of the Company designated by the Committee, or (21) a combination of any of the foregoing. The Committee may, in its sole discretion, provide for an adjustable Performance Award value based upon the level of achievement of performance measures and/or provide for a reduction in the value of a Performance Award during the performance period.

     c. Payment. Following the end of the performance period, the Committee will determine and certify in writing the amount payable to the holder of the Performance Award, not to exceed the maximum number of shares of Common Stock subject to, or the maximum value of, the Performance Award, based on the achievement of the performance measures for such performance period. Payment may be made in cash, shares of Common Stock or a combination thereof, as determined by the Committee. Such payment may be made in a lump sum or in installments as prescribed by the Committee. If a Performance Award covering shares of Common Stock is to be paid in cash, then such payment will be based on the fair market value of the Common Stock on the payment date.

     d. Other Terms and Conditions. The Committee may establish other terms and conditions for Performance Awards under the 2002 Employee Plan.

PHANTOM STOCK AWARDS

     a. In General. Phantom Stock Awards under the 2002 Employee Plan are awards of shares of Common Stock (or the fair market value thereof), or rights to receive amounts equal to share appreciation over a specific period of time. Such awards vest over a period of time established by the Committee, without satisfaction of any performance criteria or objectives. The Committee may, in its discretion, require payment or other conditions of the recipient of a Phantom Stock Award. A Phantom Stock Award will terminate if the recipient's employment with the Company and its affiliates terminates during the applicable vesting period, except as otherwise determined by the Committee.

     b. Payment. Payment of a Phantom Stock Award may be made in cash, shares of the Common Stock, or a combination thereof. Payment may be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in cash will be based on the fair market value of the Common Stock on the payment date.

     c. Other Terms and Conditions. The Committee may establish other terms and conditions for Phantom Stock Awards under the 2002 Employee Plan.

     Corporate Change and Other Adjustments. The 2002 Employee Plan provides that, upon a Corporate Change (as hereinafter defined), the Committee may accelerate the vesting of options, cancel options and cause the Company to make payments in respect thereof in cash, or adjust the outstanding options as appropriate to reflect such Corporate Change (including, without limitation, adjusting an option to provide that the number and class of shares of stock covered by such option will be adjusted so that the option will thereafter cover securities of the surviving or acquiring corporation or other property (including cash) as determined by the Committee). Upon the occurrence of a Corporate Change, the Committee may adjust the outstanding Performance Awards or Phantom Stock Awards as appropriate to reflect such Corporate Change, or cancel any of such outstanding awards and cause the Company to make payments in respect thereof in cash, which payments will be prorated in the event that the applicable performance or vesting period with respect to such awards has not been completed. The 2002 Employee Plan provides that a Corporate Change occurs (i) if the Company is dissolved and liquidated, (ii) if the Company is not the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity), (iii) if the Company sells, leases or exchanges all or substantially all of its assets, (iv) if any person, entity or group acquires or gains ownership or control of more than 50% of the outstanding shares of the Company's voting stock, or (v) if after a contested election of directors, the persons who were directors before such election cease to constitute a majority of the Board.

     The maximum number of shares that may be issued under the 2002 Employee Plan, the maximum number of shares that may be subject to Performance Awards denominated in shares, and the maximum number of shares that may be issued to any one individual and the other individual award limitations, as well as the number and price of shares of Common Stock or other consideration subject to an award under the 2002 Employee Plan, will be appropriately adjusted by the Committee in the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after an award is granted.

     Amendments. The Board may from time to time amend the 2002 Employee Plan; however, any change that would impair the rights of a participant with respect to an award theretofore granted will require the participant's consent. Further, without the prior approval of the stockholders of the Company, the Board may not amend the 2002 Employee Plan to change the class of eligible individuals, increase the number of shares of the Common Stock that may be issued under the 2002 Employee Plan, or amend or delete the provisions of the 2002 Employee Plan that prevent the Committee from amending any outstanding option contract to lower the option price.

UNITED STATES FEDERAL INCOME TAX ASPECTS OF THE 2002 EMPLOYEE PLAN

     The following is a brief summary of certain of the United States federal income tax consequences relating to the 2002 Employee Plan based on federal income tax laws currently in effect. This summary applies to the 2002 Employee Plan as normally operated and is not intended to provide or supplement tax advice to employees. The summary contains general statements based on current United States federal income tax statutes, regulations and currently available interpretations thereof. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences or the effect, if any, of gift, estate and inheritance taxes. The 2002 Employee Plan is not qualified under Section 401(a) of the Code.

     Incentive Stock Options. Incentive Stock Options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant or the exercise of an Incentive Stock Option if the optionee does not dispose of the shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised (collectively, the "holding period"). In such event, the Company would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the shares so acquired. With respect to an Incentive Stock Option, the difference between the fair market value of the stock on the date of exercise and the exercise price must generally be included in the optionee's alternative minimum taxable income for the year in which such exercise occurs. However, if the optionee exercises an Incentive Stock Option and disposes of the shares received in the same year and the amount realized is less than the fair market value of the shares on the date of exercise, then the amount included in alternative minimum taxable income will not exceed the amount realized over the adjusted basis of the shares.

     Upon disposition of the shares received upon exercise of an Incentive Stock Option after the holding period, any appreciation of the shares above the exercise price should constitute capital gain. If an optionee disposes of shares acquired pursuant to his or her exercise of an Incentive Stock Option prior to the end of the holding period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, and subject to the application of Section 162(m)of the Code as discussed below, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price; any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

     Non-statutory Stock Options and Stock Appreciation Rights. As a general rule, no federal income tax is imposed on the optionee upon the grant of a Non-statutory Stock Option such as those under the 2002 Employee Plan (whether or not including a stock appreciation right), and the Company is not entitled to a tax deduction by reason of such grant. Generally, upon the exercise of a Non-statutory Stock Option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares of stock at the time of exercise over the option price paid for such shares. In the case of the exercise of a stock appreciation right, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received plus the fair market value of the shares distributed to the optionee. Upon the exercise of a Non-statutory Stock Option or a stock appreciation right, and subject to the application of Section 162(m) of the Code as discussed below, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the optionee assuming any federal income tax reporting requirements are satisfied.

     Upon a subsequent disposition of the shares received upon exercise of a Non-statutory Stock Option or a stock appreciation right, any difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition would be treated as capital gain or loss. If the shares received upon the exercise of an option or a stock appreciation right are transferred to the optionee subject to certain restrictions, then the taxable income realized by the optionee, unless the optionee elects otherwise, and the Company's tax deduction (assuming any federal income tax reporting requirements are satisfied) should be deferred and should be measured at the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors and 10% stockholders by Section 16(b) of the Exchange Act is such a restriction during the period prescribed thereby if other shares have been purchased by such an individual within six months of the exercise of a Non-statutory Stock Option or stock appreciation right.

     Performance Awards and Phantom Stock Awards. An individual who has been granted a Performance Award or a Phantom Stock Award generally will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. Whether a Performance Award or Phantom Stock Award is paid in cash or shares of the Common Stock, the individual will have taxable compensation and, subject to the application of Section 162(m) of the Code as discussed below, the Company will have a corresponding deduction. The measure of such income and deduction will be the amount of any cash paid and the fair market value of any shares of Common Stock either at the time the Performance Award or the Phantom Stock Award is paid or at the time any restrictions on the shares (including restrictions under Section 16(b) of the Exchange Act) subsequently lapse, depending on the nature, if any, of the restrictions imposed and whether the individual elects to be taxed without regard to any such restrictions. Any dividend equivalents paid with respect to a Performance Award or a Phantom Stock Award prior to the actual issuance of shares under the award will be compensation income to the employee and, subject to the application of
Section 162(m) of the Code as discussed below, deductible as such by the Company.

     Section 162(m) of the Code. Section 162(m) of the Code precludes a public corporation from taking a deduction for annual compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid officers. However, compensation that qualifies under Section 162(m) of the Code as "performance-based" is specifically exempt from the deduction limit. Based on Section 162(m) of the Code and the regulations issued thereunder, the Company's ability to deduct compensation income generated in connection with the exercise of stock options granted by the Committee under the 2002 Employee Plan should not be limited by
Section 162(m) of the Code. Further, the Company believes that compensation income generated in connection with Performance Awards granted by the Committee under the 2002 Employee Plan should not be limited by Section 162(m) of the Code. Compensation income generated in connection with Phantom Stock Awards under the 2002 Employee Plan will be subject to the Section 162(m) deduction limitation. Further, the income generated in connection with all awards granted under the 2002 Employee Plan by the Chief Executive Officer of the Company will not qualify as performance-based compensation and, accordingly, the Company's deduction for such compensation may be limited by Section 162(m) of the Code.

INAPPLICABILITY OF ERISA

     Based upon current law and published interpretations, the Company does not believe that the 2002 Employee Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE BMC SOFTWARE, INC. 2002 EMPLOYEE INCENTIVE PLAN.

         ITEM 5: APPROVAL OF AMENDMENTS TO THE BMC SOFTWARE, INC. 1994
            EMPLOYEE INCENTIVE PLAN AND THE BMC SOFTWARE, INC. 2000
             EMPLOYEE STOCK INCENTIVE PLAN TO EXPRESSLY PERMIT THE
               SURRENDER OF OPTIONS HAVING AN EXERCISE PRICE PER
               SHARE EQUAL TO OR GREATER THAN $30.00 IN EXCHANGE
                 FOR OPTIONS COVERING A LESSER NUMBER OF SHARES
                 TO BE GRANTED AT LEAST SIX MONTHS AND ONE DAY
                     FOLLOWING THE SURRENDER OF THE OPTIONS

     The Board has determined that it would be in the best interests of the Company and its stockholders to offer certain employees of the Company and its subsidiaries an opportunity to exchange certain outstanding options to purchase shares of Common Stock for a future grant of replacement options (the "Exchange Offer"). The Company will grant the new options within five (5) business days following the date that is six months from the latest surrender date. The exercise price per share of the new options will be the fair market value of the Common Stock on the date of grant. The Exchange Offer will be restricted to stock options granted under the BMC Software, Inc. 1994 Employee Incentive Plan, as amended (the "1994 Plan"), and the BMC Software, Inc. 2000 Employee Stock Incentive Plan, as amended (the "2000 Plan") (the 1994 Plan and the 2000 Plan are collectively referred to herein as the "Stock Incentive Plans"), that have an exercise price of $30.00 per share or more (the "Eligible Options"). In addition, the Exchange Offer will not be conditioned upon a minimum number of Eligible Options being tendered, and would be open to all current employees of the Company and its subsidiaries, other than (a) the Company's Chief Executive Officer, Chief Financial Officer, any Senior Vice President or any member of the Board, (b) any employee not residing in the United States or (c) any employee who has received any options from the Company during the six months preceding the Exchange Offer (which eligible option holders are referred to herein as "Eligible Holders"). In addition, any employee not employed by the Company or a subsidiary on the date of grant of the replacement options will not receive replacement options.

     The Company considers stock options to be a critical component of employee compensation for its most talented employees. Stock options are designed to enable the Company to provide a means to attract and retain employees and to provide a means whereby those employees can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company. In addition, stock options provide employees with additional incentive and reward opportunities designed to enhance the profitable growth of the Company.

     As a result of the downturn in the software industry over the last several years, the Company has many stock options outstanding with exercise prices significantly higher than its current stock price. As a result, a significant number of the Company's options are no longer effectively providing the employee motivation and retention that they were intended to provide.

     The Exchange Offer would provide the Company an opportunity to offer the Eligible Holders a valuable incentive to remain with the Company. By offering to exchange outstanding Eligible Options for future replacement options, the Company intends to provide the Eligible Holders with the benefit of owning options that over time may have a greater potential to increase in value, create better performance incentives and thereby maximize stockholder value.

     The Exchange Offer has been structured to strike a balance between the Company's stockholders' interests and those of the Company's employees. Eligible Holders would be permitted to exchange Eligible Options for future grants of replacement options based on the following exchange ratios:

     - If the exercise price per share of the Eligible Option is $30.00 or greater, but less than $40.00, then such Eligible Holder would receive a new option with respect to one (1) share in exchange for Eligible Options covering two (2) shares tendered and accepted for exchange.

     - If the exercise price per share of the Eligible Option is $40.00 or greater, but less than $50.00, then such Eligible Holder would receive a new option with respect to one (1) share in exchange for Eligible Options covering three (3) shares tendered and accepted for exchange.

     - If the exercise price per share of the Eligible Option is $50.00 or greater, then such Eligible Holder would receive a new option with respect to one (1) share in exchange for Eligible Options covering five
       (5) shares tendered and accepted for exchange.

This Exchange Offer will also reduce the dilution in stockholders' ownership and reduce the number of shares covered by the Company's outstanding options, which covered shares equal approximately 16.8% of the Company's shares outstanding as of July 1, 2002. If 100% of Eligible Options owned by Eligible Holders are exchanged, the number of shares covered by options outstanding would be reduced by 4,800,535 shares, and outstanding options would then cover shares equal to approximately 14.8% of the Company's shares outstanding as of July 1, 2002 (excluding any stock option grants over the following six months). Any shares of Common Stock covered by Eligible Options surrendered in the Exchange Offer shall again be available for grants under the Stock Incentive Plans.

BACKGROUND

     As of July 1, 2002, options to purchase an aggregate of 38,086,298 shares of Common Stock were outstanding under the Stock Incentive Plans and another approximately 11,690,000 shares were available for option grants under the Stock Incentive Plans. Of the shares covered by the options outstanding under the Stock Incentive Plans, 7,653,260 shares are covered by Eligible Options owned by Eligible Holders. The number of shares covered by Eligible Options owned by Eligible Holders by exercise price are as follows:

                                                               COVERED SHARES
                                                               --------------
$30.00 to $39.99............................................      2,018,453
$40.00 to $49.99............................................      5,511,824
$50.00 and above............................................        122,983
                                                                 ----------
Total.......................................................      7,653,260

DESCRIPTION OF EXCHANGE OFFER

     Grant of New Options. Under the Exchange Offer, Eligible Holders may make a one-time election to tender Eligible Options and exchange them for future replacement options covering a lesser number of shares. The Company expects that the Exchange Offer will commence in September 2002, and that the options will be surrendered within approximately thirty (30) days thereafter. The replacement options will be issued within five (5) business days following the date that is six months from the latest surrender date. Participation in the program is voluntary. To participate in the Exchange Offer, an employee must tender all of the Eligible Options issued to such employee in a single grant.

     Limitations on New Grants During Exchange Offer. An employee that participates in the Exchange Offer will not be entitled to receive any other options from the Company until after the date on which the replacement options are granted.

     Eligibility. The program will be open to all current employees of the Company and its subsidiaries, other than (a) the Company's Chief Executive Officer, Chief Financial Officer, any Senior Vice President or any member of the Board, (b) any employee who does not reside in the United States or (c) any employee who has received any options from the Company during the six months preceding the Exchange Offer. In addition, any employee not employed by the Company or a subsidiary on the date of grant of the replacement options will not receive replacement options. As a result, none of the Company's top five highest paid executive officers may participate in the Exchange Offer; however, one of our executive officers, Stephen B. Solcher, will be eligible to participate in the Exchange Offer. Mr. Solcher has Eligible Options covering a total of 60,570 shares of Common Stock with the following exercise prices: Eligible Options covering 24,570 shares with an exercise price of $31.72 per share; Eligible Options covering 16,000 shares with an exercise price of $43.2813 per share; and Eligible Options covering 20,000 shares with an exercise price of $46.0938 per share. If Mr. Solcher were to participate 100% in the Exchange Offer, he would be permitted to exchange all of his Eligible Options for replacement options to purchase a total of 24,285 shares of Common Stock.

     Exchange Ratio. The number of shares covered by an Eligible Option that an employee must surrender to receive a replacement option covering one share was determined in a manner intended to reduce the number of shares covered by the Company's outstanding options. The exchange ratios for shares covered by Eligible Options surrendered in exchange for shares covered by future replacement options are indicated in the following table:

EXERCISE PRICE                                          EXCHANGE RATIO
--------------                                          --------------
$30.00 to $39.99................  2 surrendered option shares for 1 replacement option share
$40.00 to $49.99................  3 surrendered option shares for 1 replacement option share
$50.00 and above................  5 surrendered option shares for 1 replacement option share

     Exercise price of New Options. All new options will be granted with an exercise price per share equal to the fair market value of the Common Stock on the date of grant, which will be within five (5) business days of the date that is six months from the latest surrender date.

     Vesting of New Options. The replacement options will be vested to the same extent that the surrendered options they replace would have been vested had they not been surrendered, and such replacement options will continue to vest according to the same vesting schedule as the surrendered options.

     Term of New Options. Each new option will have a term equal to the remaining term of the surrendered option it replaces.

     Other Terms and Conditions of the Exchange Offer and New Options. The new options will be granted from the same option plan under which the surrendered options were originally granted. The other terms and conditions of the Exchange Offer and new options will be determined in the sole discretion of the Compensation Committee of the Board. All new options granted in the Exchange Offer will be non-statutory stock options for U.S. federal income tax purposes.

     Implementation of the Exchange Offer. The Board authorized the Exchange Offer on July 9, 2002, upon the recommendation of its Compensation Committee, subject to stockholder approval of the amendments to the Stock Incentive Plans at the Annual Meeting. Approval of the amendments to the Stock Incentive Plans is subject to obtaining the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote at the meeting. Under Delaware law, an abstention would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved. If the Company's stockholders approve such amendments to the Stock Incentive Plans, then, as soon as practical, Eligible Holders will be offered the opportunity to participate in the Exchange Offer under an Offer to Exchange, which will be filed with the Securities and Exchange Commission (the "SEC") and distributed to all Eligible Holders. Eligible Holders will be given an election period of 20 business days, which may be extended by the Company, in which to accept the offer of the new options in exchange for the surrender of Eligible Options. The surrendered options will be cancelled on the last day of this election period. Any shares of Common Stock covered by Eligible Options surrendered in the Exchange Offer shall again be available for grants under the Stock Incentive Plans. The new options will be granted within five (5) business days of the date that is six months following the latest surrender date of the old options.

     Potential Modification to Terms to Comply with Governmental
Requirements. The terms and conditions of the Exchange Offer will be described in a Tender Offer Statement on Schedule TO that will be filed with the SEC. Although the Company does not anticipate that the SEC will require it to modify the terms and conditions materially, it is possible that the Company will need to modify the terms and conditions of the Exchange Offer to comply with SEC comments. If the Company is required to modify the terms and conditions of the Exchange Offer, then it may be necessary for the Company to modify the amendments to the Stock Incentive Plans accordingly.

     Accounting Treatment. The Company has structured the program to comply with Financial Accounting Standards Board guidelines so that the Company will receive the same accounting treatment for the new options as it does for its current options. In other words, the program has been designed so that the Company will not be subject to variable accounting compensation charges against its earnings. Variable accounting requires recognition of non-cash compensation expense for the difference between the option exercise price of the vested option and the market price of the Common Stock at the end of the accounting period. If these guidelines change prior to implementation of the Exchange Offer, the Company may modify the offer as necessary to ensure the same treatment or terminate the offer if the desired accounting treatment cannot be achieved.

     United States Federal Income Tax Consequences. The exchange should be treated as a non-taxable exchange and no income for United States federal income tax purposes should be recognized by the employees or the Company upon the grant of the new options.

EFFECT ON STOCKHOLDERS

     The Company is not able to predict the impact the program will have on the Company or its stockholders because it is unable to predict how many Eligible Holders will exchange their options or what the future market price of the Common Stock will be. There is a risk that employees will not see the Exchange Offer as a sufficient incentive to motivate and retain them as employees. Also, if the price of the Common Stock rises after the new options are granted, then Eligible Holders will be more likely to exercise the new options than the current options and the exercises are likely to occur earlier. As additional shares of the Common Stock are issued upon option exercises, existing stockholders will be proportionately diluted.

PROPOSED PLAN AMENDMENTS

     Although stockholder approval of the amendments to the Stock Incentive Plans is not required by law, by any regulations or by the terms of the Stock Incentive Plans, the Company believes that sound corporate governance dictates that the amendments to the Stock Incentive Plans not be implemented unless approved by its stockholders. Therefore, the Company does not intend to amend the Stock Incentive Plans or implement the Exchange Offer without stockholder approval. If the Company's stockholders approve the amendments to the Stock Incentive Plans, the Company intends to implement the Exchange Offer immediately thereafter. The text of the proposed amendments is set forth in Appendix D.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENTS TO THE STOCK INCENTIVE PLANS.

                            ITEM SIX: OTHER MATTERS

     The Board does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all duly executed proxies received by the Company will be voted with respect thereto in accordance with the best judgment of the persons designated as the proxies.

                               OTHER INFORMATION

CERTAIN STOCKHOLDERS

     The following table sets forth as of July 15, 2002 certain information regarding beneficial ownership of Common Stock by each stockholder known by the Company to be the beneficial owner of more than 5% of its Common Stock, each director, the Chief Executive Officer, each of the four other most highly compensated executive officers and all directors and officers as a group. Unless otherwise indicated, the stockholders have sole voting and investment power with respect to shares beneficially owned by them, subject to community property laws, where applicable.

                                                                 COMMON
                                                                 STOCK
NAME                                                             OWNED      PERCENT
----                                                           ----------   -------
Putnam Investments, LLC(1)..................................   20,004,675     8.1%
  One Post Office Square
  Boston, MA 02109
Robert E. Beauchamp(2)......................................    1,052,955       *
Dan Barnea(3)...............................................      251,667       *
Darroll Buytenhuys(4).......................................      192,667       *
Jeffrey S. Hawn(5)..........................................      241,667       *
Robert H. Whilden, Jr.(6)...................................      122,229       *
Jon E. Barfield(7)..........................................       10,700       *
John W. Barter(8)...........................................      174,000       *
B. Garland Cupp(9)..........................................      240,218       *
Meldon K. Gafner(10)........................................      170,000       *
L. W. Gray(11)..............................................      207,000       *
George F. Raymond(12).......................................      164,000       *
Tom C. Tinsley(13)..........................................      120,000       *
All directors and officers as a group (14 persons)(14)......    3,138,461     1.0%

---------------

  *  Represents less than 1%.

 (1) The number of shares beneficially owned by Putnam Investments, LLC is based on an Amendment to Schedule 13G filed by Putnam Investments, LLC in February 2002.

 (2) Includes 964,862 shares subject to employee stock options exercisable within 60 days after July 15, 2002 and 75,000 shares of restricted stock.

 (3) Includes 211,667 shares subject to employee stock options exercisable within 60 days after July 15, 2002 and 40,000 shares of restricted stock.

 (4) Includes 152,667 shares subject to employee stock options exercisable within 60 days after July 15, 2002 and 40,000 shares of restricted stock.

 (5) Includes 191,667 shares subject to employee stock options exercisable within 60 days after July 15, 2002 and 50,000 shares of restricted stock.

 (6) Includes 108,334 shares subject to employee stock options exercisable within 60 days after July 15, 2002.

 (7) Includes 10,000 shares subject to nonemployee director stock options exercisable within 60 days after July 15, 2002.

 (8) Includes 150,000 shares subject to nonemployee director stock options exercisable within 60 days after July 15, 2002.

 (9) Includes 230,000 shares subject to nonemployee director stock options exercisable within 60 days after July 15, 2002.

(10) Includes 170,000 shares subject to nonemployee director stock options exercisable within 60 days after July 15, 2002.

(11) Includes 197,000 shares subject to nonemployee director stock options exercisable within 60 days after July 15, 2002.

(12) Includes 164,000 shares subject to nonemployee director stock options exercisable within 60 days after July 15, 2002.

(13) Includes 110,000 shares subject to nonemployee director stock options exercisable within 60 days after July 15, 2002.

(14) Includes 2,832,734 shares subject to stock options exercisable within 60 days after July 15, 2002 and 215,000 shares of restricted stock.

EQUITY COMPENSATION PLANS

     The following table summarizes share and exercise price information about the Company's equity compensation plans as of March 31, 2002. The table does not include any Common Stock issuable upon the exercise of (i) the proposed options under the 2002 Nonemployee Director Stock Option Plan or (ii) the proposed options under the 2002 Employee Incentive Plan that may be approved by the Company's stockholders at the Annual Meeting.

                                                                                     NUMBER OF
                                                                                     SECURITIES
                                                                WEIGHTED-       REMAINING AVAILABLE
                                          NUMBER OF         AVERAGE EXERCISE    FOR FUTURE ISSUANCE
                                       SECURITIES TO BE         PRICE OF            UNDER EQUITY
                                     ISSUED UPON EXERCISE      OUTSTANDING       COMPENSATION PLANS
                                        OF OUTSTANDING          OPTIONS,             (EXCLUDING
                                      OPTIONS, WARRANTS       WARRANTS AND      SECURITIES REFLECTED
PLAN CATEGORY                             AND RIGHTS             RIGHTS            IN COLUMN (a))
-------------                        --------------------   -----------------   --------------------
                                            (a)(1)                 (b)                  (c)
EQUITY COMPENSATION PLANS APPROVED
  BY SECURITY HOLDERS..............       22,157,709             $31.42              10,346,000
EQUITY COMPENSATION PLANS NOT
  APPROVED BY SECURITY
  HOLDERS(2).......................       19,662,990             $19.11               2,901,172
                                          ----------                                 ----------
TOTAL..............................       41,820,699             $25.63              13,247,172
                                          ==========             ======              ==========

---------------

(1) Various stock option plans (the "Assumed Plans") were assumed by the Company in connection with the Company's acquisitions by merger of BGS Systems, Inc. in 1998, Boole & Babbage, Inc. in 1999 and Evity, Inc. in 2000. No future options will be issued under the Assumed Plans. As of March 31, 2002, options to purchase an aggregate of 546,290 shares of Common Stock at a weighted-average exercise price of $17.40 were outstanding under the Assumed Plans.

(2) The Company's 2000 Employee Stock Incentive Plan and 2000 Stock Option Plan have not been approved by the Company's stockholders. The material provisions of each of these plans are described below.

     The Company's 2000 Employee Stock Incentive Plan was adopted by the Board to enable the Company to recruit, retain and motivate its non-executive employees with equity-based incentives, primarily employee stock options. Employees and consultants of the Company are eligible to receive grants under the plan, and the plan is administered by the Compensation Committee of the Board. The Company has not granted any awards to its executive officers under this plan. An aggregate of 22,000,000 shares of Common Stock were reserved for awards under the plan. As of March 31, 2002, options to purchase 19,481,240 shares of Common Stock had been granted under the plan and an aggregate of 2,518,760 shares of Common Stock remained available for awards under the plan. To date, no shares of restricted stock have been granted under the plan. Awards of stock options and restricted stock awards are available under the plan; however, the Board has adopted a resolution prohibiting any future awards of restricted stock under this plan. The exercise price per share of Common Stock of options granted under the plan is determined by the Compensation Committee; provided, that the exercise price is not less than the fair market value of shares of Common Stock at the date the option is granted. The term of each stock option is specified by the Compensation Committee. To date, all stock options granted under the plan have a ten-year term from the date of grant. Under the plan, shares of Common Stock that are the subject of a restricted stock award are subject to restrictions on disposition by the holder and an obligation of the holder to forfeit and surrender the shares to the Company under certain circumstances. These conditions are determined by the Compensation Committee but may include: the attainment of one or more performance targets, the holder's continued employment with the Company for a specified period of time, the occurrence of a specified event or condition or a combination of any of the foregoing. In general, in the event of a change of control of the Company, the Compensation Committee will take one or more of the following four actions (which actions may vary among holders): accelerate the vesting of all outstanding and unexercised options; require the surrender of outstanding options and pay the holders of such options the difference between the change of control value and the exercise price of such options; make such adjustments to outstanding options as the Compensation Committee deems appropriate to reflect the change of control event; or provide that outstanding options shall be converted into options to receive shares of stock or securities or property to which the holder would have been entitled, pursuant to the terms of the change of control event (merger, sale of assets or otherwise), if immediately prior to such change of control event the holder had been a Common Stock holder.

     The Company's 2000 Stock Option Plan was adopted by the Board in connection with the Company's acquisition by merger of Evity, Inc. Certain stockholders of Evity, including consultants of Evity, were granted options to purchase shares of Common Stock of the Company as additional consideration in connection with the acquisition. An aggregate of 600,000 shares of Common Stock were authorized under this plan, and options to purchase 400,000 shares of Common Stock were granted to former stockholders, employees and consultants of Evity at the closing of the merger on April 25, 2000. As of March 31, 2002, options to purchase 223,750 shares of Common Stock were outstanding under this plan. The Company does not have any current plans to issue any additional options under this plan. Only awards of stock options were available under the plan. The exercise price per share of Common Stock of options granted under this plan were equal to the fair market value of shares of Common Stock at the date such option was granted. All stock options granted under this plan have a ten-year term from the date of grant. In general, in the event of a change of control of the Company, the Compensation Committee will take one or more of the following four actions (which actions may vary among holders): accelerate the vesting of all outstanding and unexercised options; require the surrender of outstanding options and pay the holders of such options the difference between the change of control value and the exercise price of such options; make such adjustments to outstanding options as the Compensation Committee deems appropriate to reflect the change of control event; or provide that outstanding options shall be converted into options to receive shares of stock or securities or property to which the holder would have been entitled, pursuant to the terms of the change of control event (merger, sale of assets or otherwise), if immediately prior to such change of control event the holder had been a Common Stock holder.

EXECUTIVE OFFICERS

     The executive officers are elected to serve annual terms. Certain information concerning the Company's executive officers as of the date of this proxy statement is set forth below, except that biographical information concerning Messrs. Cupp and Beauchamp is set forth above under Item One:
"Election of Directors."

NAME                             AGE                         POSITION
----                             ---                         --------
B. Garland Cupp................  61    Chairman of the Board
Robert E. Beauchamp............  42    President and Chief Executive Officer
Dan Barnea.....................  57    Senior Vice President of Research & Development
Darroll Buytenhuys.............  54    Senior Vice President of Worldwide Sales, Services &
                                       Marketing
Jeffrey S. Hawn................  38    Senior Vice President of Operations
Robert H. Whilden, Jr. ........  67    Senior Vice President, General Counsel and Secretary
John W. Cox....................  43    Vice President, Chief Financial Officer and Chief
                                       Accounting Officer
Stephen B. Solcher.............  41    Vice President, Treasurer

     Mr. Barnea was appointed Senior Vice President of Research & Development in January 2002. Mr. Barnea joined the Company in April 1999 when the Company acquired New Dimension Software, Ltd. and served as Senior Vice President, Operations from January 2001 until January 2002. From June 1995 until the acquisition by the Company, he served as Chief Executive Officer of New Dimension Software, Ltd.

     Mr. Buytenhuys was appointed Senior Vice President of Worldwide Sales, Services & Marketing in January 2002. Mr. Buytenhuys joined the Company in April 1999 when the Company acquired New Dimension Software, Ltd. He served as Senior Vice President, Field Operations -- International from January 2000 until January 2002. He served as Vice President, IT Process Automation from April 1999 to January 2000. From 1997 until the acquisition by the Company, he served as President of New Dimension Software, Inc., the United States subsidiary of New Dimension Software, Ltd.

     Mr. Hawn was appointed Senior Vice President of Operations in January 2002. Mr. Hawn joined the Company in July 2000 and served as Senior Vice President, BMC Ventures until January 2002. From 1995 to July 2000, Mr. Hawn was a partner with McKinsey & Company, a leading management consulting firm. Before joining McKinsey & Company in 1990, Mr. Hawn was with First Boston Corporation's investment banking group.

     Mr. Whilden joined the Company in January 2000 as Senior Vice President, General Counsel. Mr. Whilden was elected Secretary in September 2000. Prior to joining the Company, he had been a partner with the law firm of Vinson & Elkins, L.L.P. in Houston, Texas for more than five years.

     Mr. Cox was appointed Chief Financial Officer in January 2002. He was appointed Vice President, Chief Accounting Officer in December 1999. He has been employed by the Company since 1989, when he joined the Company as manager of taxation. During his employment with the Company, he has served in various senior taxation and finance positions, including Vice President of Taxation and Investor Relations.

     Mr. Solcher joined the Company as Assistant Treasurer in September 1991 and has served as Treasurer since April 1992 and Vice President of Finance since 1998.

                             EXECUTIVE COMPENSATION

     The following tables and notes thereto present information concerning the cash compensation, restricted stock grants, stock option grants and stock option exercises of the Company's Chief Executive Officer during fiscal 2002, the four most highly compensated executive officers of the Company, other than the Chief Executive Officer, serving as executive officers at the end of fiscal 2002 and two additional individuals who served as executive officers of the Company during fiscal 2002 (the "Named Executive Officers"). The Company's compensation policies are discussed below under the caption "-- Report of the Compensation Committee of the Board."

                              SUMMARY COMPENSATION

                                                                                                      SECURITIES
                                                                        OTHER ANNUAL    RESTRICTED    UNDERLYING    ALL OTHER
                                        FISCAL   SALARY      BONUS      COMPENSATION    STOCK AWARD    OPTIONS     COMPENSATION
NAME AND PRINCIPAL POSITION              YEAR      ($)        ($)           ($)             ($)          (#)           ($)
---------------------------             ------   -------   ---------    ------------    -----------   ----------   ------------
Robert E. Beauchamp...................   2002    600,000   1,019,836(5)         --              --           --        6,185(8)
  President and Chief                    2001    484,680     393,307            --       3,267,188    1,115,000        6,419(8)
  Executive Officer                      2000    220,000     329,652            --              --           --        5,983(8)
Dan Barnea............................   2002    425,000     601,985(5)         --              --           --           --
  Senior Vice President, R&D(1)          2001    331,251     318,691            --         850,000      250,000           --
Darroll Buytenhuys....................   2002    399,996     679,890(5)    299,638(6)           --           --       11,134(9)
  Senior Vice President,                 2001    273,333     344,177       440,853(6)    1,742,500      250,000        1,823(10)
  Worldwide Sales, Services &            2000    145,417     385,654            --              --      135,000          771(10)
  Marketing(2)
Jeffrey S. Hawn.......................   2002    425,004     601,985(5)  1,127,550(7)           --           --        1,008(10)
  Senior Vice President of
    Operations(1)                        2001    257,036     348,242            --         900,000      450,000        1,044(10)
Robert H. Whilden, Jr. ...............   2002    339,996     385,272(5)         --              --           --        9,503(10)
  Senior Vice President, General         2001    266,424     208,694            --              --      150,000        7,681(10)
  Counsel and Secretary(2)               2000     24,295      13,750            --         890,000      100,000          957(10)
Debra A. Tummins(3)...................   2002    399,996     679,890(5)         --              --           --        6,616(8)
                                         2001    226,159     527,555            --         850,000      425,000        6,226(8)
Kirill Tatarinov(4)...................   2002    425,000     601,985(5)         --              --           --        5,936(8)

---------------

 (1) Mr. Barnea and Mr. Hawn were appointed executive officers of the Company during fiscal 2001.

 (2) Mr. Buytenhuys and Mr. Whilden were appointed executive officers of the Company during fiscal 2000.

 (3) Ms. Tummins was appointed an executive officer of the Company during fiscal 2001 and resigned as an executive officer of the Company during fiscal 2002.

 (4) Mr. Tatarinov was appointed an executive officer of the Company during fiscal 2002 and resigned as an executive officer of the Company during fiscal 2002.

 (5) Includes a Board approved one-time bonus for achieving the Board's expense management target for fiscal year 2002.

 (6) Includes expatriate cost of living adjustments, allowances and foreign tax payments. No other Named Executive Officer received perquisites or other personal benefits exceeding $50,000 or 10% of their total reported annual salary and bonus.

 (7) Represents forgiveness of principal and interest of loans described below under "Executive Employment Agreements."

 (8) Includes $5,000 of nondiscriminatory Board authorized matching contributions under the Company's 401(k) plan with the remainder representing the Company's payments of insurance premiums for term life insurance for the Named Executive Officer.

 (9) Includes $9,000 of nondiscriminatory Board authorized matching contributions under the Company's 401(k) plan with the remainder representing the Company's payments of insurance premiums for term life insurance for the Named Executive Officer.

(10) Represents the Company's payments of insurance premiums for term life insurance for the Named Executive Officer.

                       OPTION GRANTS IN LAST FISCAL YEAR

     There were no option grants to any of the Named Executive Officers during fiscal 2002.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table provides information on option exercises in fiscal 2002 by the Named Executive Officers and the value of such officers' unexercised options at March 28, 2002 using the closing market price of $19.45.

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                             OPTIONS AT              IN-THE-MONEY OPTIONS AT
                           SHARES                        FISCAL YEAR-END(#)            FISCAL YEAR-END($)
                         ACQUIRED ON      VALUE      ---------------------------   ---------------------------
                         EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                         -----------   -----------   -----------   -------------   -----------   -------------
Robert E. Beauchamp....       --            --         916,112        922,916        256,680              0
Dan Barnea.............       --            --         159,167        290,833              0              0
Darroll Buytenhuys.....       --            --         133,167        251,833              0              0
Jeffrey S. Hawn........       --            --         129,167        320,833         61,325        183,975
Robert H. Whilden,
  Jr. .................       --            --          85,834         64,166              0              0
Debra A. Tummins.......       --            --         122,917        302,083              0              0
Kirill Tatarinov.......       --            --         243,534              0        797,040              0

EXECUTIVE EMPLOYMENT AGREEMENTS

     The Company has an employment agreement with Robert E. Beauchamp which provides that Mr. Beauchamp is entitled to an annual base salary of $600,000 and a target annual cash bonus of up to 200% of his base salary. The actual amount of any cash bonus is based on performance and is subject to the achievement of certain financial, management team and individual objectives; however, the Board will make the decision, in its sole discretion, as to whether such objectives were met or exceeded. This employment agreement provides that in the case of a termination of employment by the Company without cause, as defined in the agreement, or by Mr. Beauchamp for good reason, as defined in the agreement, Mr. Beauchamp would be entitled to a payment equal to two years of his then current base salary and a payment equal to the average of the yearly cash bonus amounts received by him in each of the three years preceding the year of termination. This employment agreement also provides that in the event of a termination of employment due to a change of control of the Company, Mr. Beauchamp would be entitled to a payment equal to two years of his then current base salary and a payment equal to the average of the yearly cash bonus amounts received by him in each of the three years preceding the year of termination. In such event, Mr. Beauchamp would continue to receive benefits for eighteen months. This employment agreement contains restrictions on competitive activities, disclosure of Company confidential information and solicitation of Company employees, and receipt of severance benefits is contingent upon execution of a release of claims.

     The Company also has employment agreements with each of Dan Barnea, Darroll Buytenhuys, Jeffrey S. Hawn and Robert H. Whilden, Jr. Under these employment agreements, which have a four-year initial term, Dan Barnea receives an annual base salary of $425,000; Darroll Buytenhuys receives an annual base salary of $400,000; Jeffrey S. Hawn receives an annual base salary of $425,000; and Robert
H. Whilden, Jr. receives an annual base salary of $340,000. In addition, each executive is entitled to a target annual cash bonus equal to a percentage of his annual base salary, as follows: Mr. Barnea -- 125%; Mr. Buytenhuys -- 150%; Mr. Hawn -- 125%; and Mr. Whilden -- 100%. The actual amount of any such cash bonus is based on performance. Each employment agreement provides that in the case of a termination of employment by the Company without cause, as defined in the agreement, or by the executive for good reason, as defined in the agreement, the executive would be entitled to a payment equal to two years of his then current base salary and a payment equal to the average of the yearly cash bonus amounts received by him in each of the three years preceding the year of termination. Each employment agreement also provides that in the event of a termination of employment due to a change of control of the Company, the executive would be entitled to a payment equal to two years of his then current base salary and a payment equal to the average of the yearly cash bonus amounts received by him in each of the three years preceding the year of termination. In such event, the executive would vest fully in any outstanding options and would continue to receive benefits for eighteen months. Each employment agreement contains restrictions on competitive activities, disclosure of Company confidential information and solicitation of Company employees.

     In conjunction with the execution of his employment agreement effective July 24, 2000, Mr. Hawn received a loan from the Company in the principal amount of $2,000,000. The loan matures on July 24, 2003 with principal payments due to the Company in three equal, annual installments, and the loan bears interest at an annual rate of 6.37%. To the extent Mr. Hawn continues his employment with the Company in accordance with the terms of his employment agreement during the term of the loan, then the Company will forgive the annual principal and interest payment due and payable by Mr. Hawn for each year that Mr. Hawn provides such services. In the event Mr. Hawn breaches the employment agreement or terminates his employment with the Company prior to the maturity date of the loan, the unpaid principal balance of the loan, together with all accrued interest thereon, will be at once due and payable.

     On January 8, 2001, Mr. Hawn received an additional loan from the Company in the principal amount of $850,000. The terms of this loan are the same as the loan described above, except for the maturity date which is January 8, 2004 and the rate of interest which is 5.90%.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD

     The Compensation Committee is comprised of three nonmanagement directors, who are "nonemployee directors" under Section 16 of the Securities Exchange Act of 1934. The Compensation Committee approves and administers the compensation programs for the Company's executive officers and other key employees and approves grants under the Company's equity compensation plans. The Compensation Committee, with the aid of internal staff, at least annually reviews and evaluates the Company's compensation programs to determine their effectiveness in attracting, motivating and retaining highly skilled executive officers. Periodically, the Company will employ external consultants to review competitiveness and ensure the incentive program design is consistent with the Company's objectives.

     Compensation Philosophy. The Company's compensation program for its executive officers is designed to preserve and enhance stockholder value by heavily emphasizing performance-based compensation. The program is directed towards motivating executives to achieve the Company's business objectives, to reward them for their achievement and to attract and retain executive officers who contribute to the Company's long-term success. Competition is intense for senior executives within the high technology and computer software industries, with established companies and start-ups aggressively recruiting management talent. A key design criteria for the Company's compensation programs is therefore the retention of its senior management and other key employees that are capable of leading the Company.

     Compensation Components. The Company's executive compensation program has three primary components: base salary, annual cash incentive bonuses and long-term incentives.

     Base Salary. The level of base salary paid to executive officers is determined on the basis of the importance of the position and on market data. The salaries are designed to attract and retain high-performing individuals. Therefore, the Company believes the base salaries of its executives are, and should be, at least equal to those of comparable companies. The Chief Executive Officer and executives remain in a competitive base salary position from their increases in fiscal 2001, so no base salary increases were given in fiscal 2002.

     Annual Cash Incentive Bonuses. The incentive program is designed to focus executives on annual and long-term strategic objectives of the Company and link executives to Company success. In fiscal 2002, executives were measured on revenue, income and strategic goal attainment. These metrics created a focus on short-term goal attainment, revenue growth and income growth while also focusing executives on the longer-term strategic goals of the Company.

     This program in conjunction with base pay has historically generated annual cash compensation in the 90th percentile of peer companies because of the Company's success and financial performance. This program heavily weights a participant's total targeted annual cash compensation to the performance-based bonus amount.

     In developing targets for fiscal 2002 the Compensation Committee estimated earnings growth in the range of 25%. This growth would generate bonuses significantly higher than the industry. The Company's earnings expectations were not met, consequently, the actual annual bonuses for fiscal 2002 were less than the possible bonus amounts established at the beginning of the fiscal year.

     Long-Term Incentives. The Company believes that a significant part of the executives' compensation should be focused on the long-term success of the Company. To support this philosophy the Company uses equity-based compensation to tie the executives to stockholders' interests. The use of equity-based compensation is also a key component to attract and retain top talent over multiple years.

     Compensation of the Chief Executive Officer. As described above, the Company determines compensation for all executives, including the Chief Executive Officer, considering both a pay-for-performance philosophy and market rates of compensation. Mr. Beauchamp's base salary was established at $600,000 for fiscal 2002. The Chief Executive Officer's annual cash bonus was based on his individual performance and that of the Company as described above. Mr. Beauchamp did not receive any grants of stock options during fiscal year 2002.

     Deductibility. Internal Revenue Code Section 162(m) precludes a public corporation from taking a deduction in excess of $1 million for its chief executive officer or any of its four other highest paid officers. Performance-based compensation meeting the criteria in Section 162(m), however, is specifically exempt from the deduction limit. The Company's stock option grants to the Named Executive Officers have all been designed to qualify as exempt performance-based compensation. The Company has not taken actions necessary to qualify its restricted stock grants for the exclusion of Section 162(m). While the Company intends to pursue a strategy of maximizing the deductibility of compensation paid to executive officers in fiscal 2002 it also intends to maintain the flexibility to take actions that it considers to be in the Company's best interests and to take into consideration factors other than tax deductibility.

     Respectfully submitted by the Compensation Committee of the Board of Directors of the Company:

                                          Meldon K. Gafner, Chairman
                                          B. Garland Cupp
                                          Tom C. Tinsley

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

     The Audit Committee of the Board of Directors is composed of four independent directors as defined by the rules of the New York Stock Exchange. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A to this proxy statement.

     The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's financial reporting, internal controls and audit functions. The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or certify the activities of management and the independent auditor. The Committee provides advice, counsel and direction to management and the auditors on the basis of information it receives, discussions with management and the auditors and the experience of the Committee's members in business, financial and accounting matters.

     The Audit Committee has met and reviewed the Company's audited financial statements as of and for the year ended March 31, 2002, with the Company's management, which has the primary responsibility for the Company's financial statements. The Company's independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon.

     The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communicating with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with Ernst & Young LLP their independence. The Audit Committee also considered whether Ernst & Young LLP's non-audit services to the Company were compatible with their independence and concluded their independence was not compromised by the provision of such services. The professional fees for all services provided by Ernst & Young LLP for the year ended March 31, 2002 were as follows:

     Audit Fees. The aggregate fees billed by the Company's principal accounting firm, Ernst & Young LLP, for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended March 31, 2002 and the review of the financial statements included in the Company's Forms 10-Q for that year were $585,400.

     Financial Information Systems Design and Implementation Fees. For the fiscal year ended March 31, 2002, Ernst & Young LLP did not perform professional services with regard to financial information systems design and implementation.

     All Other Fees. The aggregate fees billed to the Company by Ernst & Young LLP for services, other than the services described above, rendered during the fiscal year ended March 31, 2002 were $842,800. These fees were primarily related to required statutory audit services in international locations and tax services.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended March 31, 2002, for filing with the Securities and Exchange Commission.

     Respectfully submitted by the Audit Committee of the Board of Directors of the Company:

                                            George F. Raymond, Chairman
                                            Jon E. Barfield
                                            John W. Barter
                                            L.W. Gray

PERFORMANCE GRAPH

     The following indexed graph indicates the Company's total return to its stockholders for the five-year period ended March 31, 2002, as compared to the total return over such period for the Standard & Poor's 500 Composite Index and the Standard & Poor's Systems Software Index. This graph assumes a $100 investment at the beginning of such period and the reinvestment of all dividends.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                 AMONG BMC SOFTWARE, INC., THE S & P 500 INDEX
                      AND THE S & P SYSTEMS SOFTWARE INDEX

                              [PERFORMANCE GRAPH]

*$100 INVESTED ON 3/31/97 IN STOCK OR INDEX-
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING MARCH 31.

MEASUREMENT PERIOD                                             BMC                         S&P
(FISCAL YEAR COVERED)                                     SOFTWARE, INC.   S&P 500   SYSTEMS SOFTWARE
---------------------                                     --------------   -------   ----------------
1997....................................................      100.00        100.00        100.00
1998....................................................      181.71        148.00        183.19
1999....................................................      160.70        175.32        305.96
2000....................................................      214.09        206.78        472.64
2001....................................................       93.22        161.95        223.29
2002....................................................       84.34        162.35        230.57

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company believes that, during the fiscal year ended March 31, 2002, all filing requirements of Section 16(a) of the Exchange Act applicable to the Company's directors, executive officers and greater than 10% beneficial owners were complied with.

                             STOCKHOLDER PROPOSALS

     Proposals received from the stockholders are given careful consideration by the Company in accordance with Rule 14a-8 under the Exchange Act. Stockholder proposals are eligible for consideration for inclusion in the proxy statement for the 2003 Annual Meeting of Stockholders if they are received by the Company on or before March 27, 2003. Any stockholder proposal should be directed to the attention of the Secretary of the Company, at the address indicated on page 1 of this proxy statement. In order for a stockholder proposal submitted outside of Rule 14a-8 to be considered "timely" within the meaning of Rule 14a-4(c), such proposal must be received by the Company on or prior to June 10, 2003. The Company will have discretionary authority with respect to stockholder proposals submitted for consideration at the 2003 Annual Meeting of Stockholders that are not "timely" within the meaning of Rule 14a-4(c).

                           ANNUAL REPORT ON FORM 10-K

     The Company has furnished a copy of the Company's Annual Report, as filed with the Securities and Exchange Commission, including the financial statements and the financial statement schedule thereto to each person whose proxy is being solicited. The Company will furnish to any such person any exhibit described in the list accompanying the Annual Report, upon the payment, in advance, of the specified reasonable fees related to the Company's furnishing of such exhibit(s). Requests for copies of such report and/or exhibit(s) should be directed to Mr. Robert H. Whilden, Jr., Secretary of the Company, at the Company's principal address as shown on page 1 of this proxy statement.

                             ADDITIONAL INFORMATION

     Internet and Telephone Voting. Stockholders have the opportunity to vote via the Internet or by telephone. Votes submitted electronically via the Internet or by telephone must be received by midnight Eastern Daylight Time, on August 28, 2002. Submitting a proxy will not affect your right to vote in person should you decide to attend the Annual Meeting. To vote via the Internet or by telephone, please refer to the accompanying instructions.

     The Internet voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

     Transfer Agent. Stockholders should direct communications regarding change of address, transfer of stock ownership or lost stock certificates to: EquiServe Trust Company, N.A. , P.O. Box 43010, Providence, RI 02940-3010. The Company's transfer agent may also be reached via the Internet at www.equiserve.com, by telephone at (781)575-3120 or (800)730-6001 or by facsimile at (781) 828-8813.

                                 OTHER MATTERS

     The cost of soliciting proxies in the accompanying form will be borne by the Company. The Company has engaged Georgeson Shareholder Communications Inc. to act as its proxy solicitor and anticipates that its fees will be approximately $10,000 plus reasonable out-of-pocket expenses in connection therewith. In addition to solicitations by mail, a number of officers, directors and employees of the Company may, if necessary to ensure the presence of a quorum and at no additional expense to the Company, solicit proxies in person or by telephone. The Company also will make arrangements with brokerage firms, banks and other nominees to forward proxy materials to beneficial owners of shares and will reimburse such nominees for their reasonable costs.

     The persons designated to vote shares covered by proxies intend to exercise their judgment in voting such shares on other matters that may come before the Annual Meeting. Management does not expect, however, that any matters other than those referred to in this Proxy Statement will be presented for action at the Annual Meeting.

                                            By Order of the Board of Directors

                                            /s/ ROBERT H. WHILDEN, JR.
                                            Robert H. Whilden, Jr.
                                            Secretary

Houston, Texas
July 25, 2002

                                                                      APPENDIX A

                               BMC SOFTWARE, INC.
                            AUDIT COMMITTEE CHARTER
                                   AS AMENDED
                                 APRIL 30, 2002

MISSION STATEMENT

     The principal responsibility of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") of the Company in fulfilling its responsibility to oversee management's conduct of the Company's internal control process and the adherence to corporate policies and procedures. The scope of the Committee's responsibility entails serving as the focal point for communication between the Board, external auditors, internal auditors and management.

MEMBERSHIP AND MEETINGS

     1. The Committee shall consist of three to five members, all of which shall meet the independence and experience requirements of the New York Stock Exchange. All of the members of the Committee shall be financially literate and the Chairman of the Committee shall have accounting or related financial management expertise.

     2. The Committee shall meet at least four times each year. The Committee should meet during the external audit planning phase to review the scope and details of the audit and approve the audit fee. A second meeting should be held at the conclusion of the external audit to review the audit opinion, the recommendations of the external auditors, and any situations involving irregularities or weaknesses in internal control structure. Management, internal audit, and other corporate compliance persons should normally meet with the Committee as needed, but at least annually.

     3. Each member shall be appointed to an annual term, with reappointment to be determined by the Board.

DUTIES AND RESPONSIBILITIES

     1. The Committee shall recommend to the Board the selection and replacement of the external auditors. In this regard, the Committee shall ensure that the company's management and its external auditors are aware that the external auditors are ultimately accountable to the Board and to the Committee.

     2. Review and approve the annual audit scope of the external auditing firm and the internal auditors. The external auditors should be required to conduct a formal review of the quarterly financial statements prior to filing each Form 10-Q and to review their findings and conclusions with the Committee.

     3. Review the independence of the external auditing firm and management's evaluation of this independence. Review and evaluate written statements from the auditing firm describing all relationships with the Company. Review the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor.

     4. Discuss with the external auditor the results of its audit from the preceding year, including:

          a. A review of the audited financial statements and the memorandum containing recommendations for improving accounting procedures and internal controls and any disagreements with management.

          b. The adequacy of the organization's internal control structure.

          c. Management's cooperation with the external auditor.

          d. The adequacy and quality of the organization's accounting principles and policies when compared to its industry in general.

          e. A determination that the organization's financial statements will constitute full disclosure and an easily comprehendible and meaningful report to the Company's stockholders and creditors.

          f. A review of the effect of regulatory and accounting initiatives, as well as off balance sheet structures, on the Company's financial statements.

     5. Discuss items b. and d. above, as well as all significant findings, with the Company's internal auditors.

     6. Discuss with the Company's Director of Internal Audit the issues and observations of the Internal Audit projects, audit plan and periodically review the same to ensure they have been addressed and resolved.

     7. Review with management the "Management's Discussion and Analysis" section of the Company's annual report to shareholders.

     8. Review quarterly with management, the internal auditors and the external auditors all significant issues concerning litigation, contingencies, claims, or assessments and all material transactions and accounting issues and transactions that require disclosure in the Company's financial statements. The review should include a discussion of recent Financial Accounting Standards Board or other regulatory agency pronouncements that may have a material impact on the organization.

     9. Monitor instances where management seeks second opinions on significant accounting matters.

     10. Review management's evaluation of the adequacy of the organization's internal control structure and the extent to which major recommendations made by the external and internal auditors have been implemented.

     11. Review the audit results of governmental and regulatory agencies and independent accountants engaged for specific purposes. Review with management and the internal auditors any correspondence with regulators regarding the Company's financial statements or accounting policies.

     12. Direct and supervise an investigation into any matter as deemed necessary to discharge its duties and responsibilities. In connection with any such investigation, the Committee shall have access to all books, records, facilities and personnel of the Company and the authority to employ outside counsel, auditors or other experts at organizational expense for such purpose.

     13. Provide a report of Committee activities to the Board at regular intervals.

     14. Review the Committee charter annually and recommend modifications to the Board as needed.

     15. Approve the fees to be paid to the auditor for audit services.

     16. Approve, in advance, the retention of the independent auditor for any non-audit/tax services where the fee for such services would be in excess of $50,000.

     17. Approve, in advance, the hiring of any employees of any independent auditor who were engaged on the Company's account within the previous three (3) years.

     Notwithstanding the foregoing, it is not the duty of the Committee to (i) conduct audits, (ii) take any steps, other than those described above, to determine that the Company's financial statements are complete and accurate,
(iii) conduct investigations, (iv) resolve disagreements between management and external auditor, or (v) assure compliance with laws and regulations.

QUORUM AND VOTING RULES

     A quorum of the Committee shall consist of a majority of its members. All actions of the Committee shall be subject to majority vote, unless there are only two members, in which case such actions require a unanimous vote. Voting should be conducted verbally and the results should be recorded in the minutes.

                                                                      APPENDIX B

                               BMC SOFTWARE, INC.
                  2002 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

I.  PURPOSE

     The purpose of the BMC SOFTWARE, INC. 2002 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN (the "Plan") is to provide a means through which BMC SOFTWARE, INC., a Delaware corporation (the "Company"), may attract able persons to serve as Nonemployee Directors and to provide a means whereby Nonemployee Directors can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its Affiliates. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Affiliates. Accordingly, the Plan provides for the granting of Options to Nonemployee Directors as provided herein.

II.  DEFINITIONS

     The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

          (a) "AFFILIATE" means any corporation, partnership, limited liability company or partnership, association, trust or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company.

          (b) "BOARD" means the Board of Directors of the Company.

          (c) "CODE" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

          (d) "COMMITTEE" means a committee of the Board that is selected by the Board as provided in Paragraph IV(a).

          (e) "COMMON STOCK" means the common stock, par value $.01 per share, of the Company, or any security into which such common stock may be changed by reason of any transaction or event of the type described in Paragraph VIII.

          (f) "COMPANY" means BMC Software, Inc., a Delaware corporation.

          (g) "CORPORATE CHANGE" shall have the meaning assigned to such term in Paragraph VIII(c) of the Plan.

          (h) "FAIR MARKET VALUE" means, as of any specified date, the mean of the high and low sales prices of the Common Stock (i) reported on the stock exchange composite tape on that date or (ii) if the Common Stock is not listed on a national stock exchange, reported by the National Market System of NASDAQ on that date (or such other reporting service approved by the Committee); or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

          (i) "1934 ACT" means the Securities Exchange Act of 1934, as amended.

          (j) "NONEMPLOYEE DIRECTOR" means an individual who is a member of the Board and who is not an employee of the Company or any Affiliate.

          (k) "OPTION" means an award granted under Paragraph VII of the Plan.

          (l) "OPTION AGREEMENT" means a written agreement between the Company and a Nonemployee Director with respect to an Option.

          (m) "PLAN" means the BMC Software, Inc. 2002 Nonemployee Director Stock Option Plan, as amended from time to time.

          (n) "RULE 16B-3" means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

          (o) "STOCK APPRECIATION RIGHT" shall have the meaning assigned to such term in Paragraph VII(d) of the Plan.

III.  EFFECTIVE DATE AND DURATION OF THE PLAN

     The Plan shall become effective upon the date of its adoption by the Board, provided the Plan is approved by the stockholders of the Company within 12 months thereafter. Notwithstanding any provision in the Plan or in any Option Agreement, no Option shall be exercisable prior to such stockholder approval. No further Options may be granted under the Plan after 10 years from the date the Plan is adopted by the Board. The Plan shall remain in effect until all Options granted under the Plan have been exercised or expired.

IV.  ADMINISTRATION

     (a) COMPOSITION OF COMMITTEE. The Plan shall be administered by a committee of, and appointed by, the Board that shall be comprised solely of two or more nonemployee directors (within the meaning of the term "Non-Employee Director" as defined in Rule 16b-3).

     (b) POWERS. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine which Nonemployee Directors shall receive an Option, the time or times when such Option shall be granted, and the number of shares to be subject to each Option. In making such determinations, the Committee shall take into account the nature of the services rendered by the respective Nonemployee Directors, their present and potential contribution to the Company's success and such other factors as the Committee in its discretion shall deem relevant.

     (c) ADDITIONAL POWERS. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, this shall include the power to construe the Plan and the respective Option Agreements executed hereunder, to prescribe rules and regulations relating to the Plan, to determine the terms, restrictions and provisions of each Option Agreement, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Paragraph IV shall be conclusive.

V.  SHARES SUBJECT TO THE PLAN; GRANT OF OPTIONS

     (a) SHARES SUBJECT TO THE PLAN. Subject to adjustment in the same manner as provided in Paragraph VIII with respect to shares of Common Stock subject to Options then outstanding, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 1,000,000 shares. Shares shall be deemed to have been issued under the Plan only (i) to the extent actually issued and delivered pursuant to an Option or (ii) to the extent an Option is settled in cash. To the extent that an Option lapses or the rights of its holder terminate, any shares of Common Stock subject to such Option shall again be available for the grant of an Option under the Plan.

     (b) GRANT OF OPTIONS. The Committee may from time to time grant Options to one or more Nonemployee Directors determined by it to be eligible for participation in the Plan in accordance with the terms of the Plan.

     (c) STOCK OFFERED. Subject to the limitations set forth in Paragraph V(a), the stock to be offered pursuant to the grant of an Option may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan.

VI.  ELIGIBILITY

     Options may be granted only to persons who, at the time of grant, are Nonemployee Directors. An Option may be granted on more than one occasion to the same person.

VII.  OPTION TERMS

     (a) OPTION PERIOD. The term of each Option shall be as specified by the Committee at the date of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant.

     (b) LIMITATIONS ON EXERCISE OF OPTION. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

     (c) NO INCENTIVE STOCK OPTIONS. Options granted under the Plan shall not be treated as incentive stock options within the meaning of section 422(b) of the Code.

     (d) OPTION AGREEMENT. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve. Each Option Agreement shall specify the effect of termination of membership on the Board on the exercisability of the Option. An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Moreover, an Option Agreement may provide for a "cashless exercise" of the Option by establishing procedures satisfactory to the Committee with respect thereto. Further, an Option Agreement may provide for the surrender of the right to purchase shares under the Option in return for a payment in cash or shares of Common Stock or a combination of cash and shares of Common Stock equal in value to the excess of the Fair Market Value of the shares with respect to which the right to purchase is surrendered over the option price therefor ("Stock Appreciation Rights"), on such terms and conditions as the Committee in its sole discretion may prescribe. The terms and conditions of the respective Option Agreements need not be identical. Subject to the consent of the holder of an Option, the Committee may, in its sole discretion, amend an outstanding Option Agreement relating to such Option from time to time in any manner that is not inconsistent with the provisions of the Plan (including, without limitation, an amendment that accelerates the time at which the Option, or a portion thereof, may be exercisable).

     (e) OPTION PRICE AND PAYMENT. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee but, subject to adjustment as provided in Paragraph VIII, such purchase price shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Committee. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee.

     (f) RESTRICTIONS ON REPRICING OF OPTIONS. Except as provided in Paragraph VIII, the Committee may not, without approval of the stockholders of the Company, amend any outstanding Option Agreement to lower the option price (or cancel and replace any outstanding Option Agreement with Option Agreements having a lower option price).

     (g) STOCKHOLDER RIGHTS AND PRIVILEGES. The holder of an Option shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in such holder's name.

     (h) OPTIONS AND RIGHTS IN SUBSTITUTION FOR OPTIONS GRANTED BY OTHER ENTITIES. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for options held by individuals providing services to corporations or other entities who become Nonemployee Directors as a result of a merger or consolidation or other business transaction with the Company or any Affiliate.

VIII.  RECAPITALIZATION OR REORGANIZATION

     (a) NO EFFECT ON RIGHT OR POWER. The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's or any Affiliate's capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

     (b) SUBDIVISION OR CONSOLIDATION OF SHARES; STOCK DIVIDENDS. The shares with respect to which Options may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share.

     (c) RECAPITALIZATIONS AND CORPORATE CHANGES. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of Common Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock and securities to which the Nonemployee Director would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Nonemployee Director had been the holder of record of the number of shares of Common Stock then covered by such Option. If (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity,
(iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the 1934 Act acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a "Corporate Change"), no later than (x) 10 days after the approval by the stockholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of directors or (y) 30 days after a Corporate Change of the type described in clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Option holder, shall effect one or more of the following alternatives, which alternatives may vary among individual Option holders and which may vary among Options held by any individual Option holder:
(1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Option holders thereunder shall terminate, (2) require the mandatory surrender to the Company by selected Option holders of some or all of the outstanding Options held by such Option holders (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and cause the Company to pay to each such holder an amount of cash per share equal to the excess, if any, of the amount calculated in Subparagraph (d) below (the "Change of Control Value") of the shares subject to such Option over the exercise price(s) under such Options for such shares, or
(3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding), including, without limitation, adjusting an Option to provide that the number and class of shares of Common Stock covered by such Option shall be adjusted so that such Option shall thereafter cover securities of the surviving or acquiring corporation or other property (including, without limitation, cash) as determined by the Committee in its sole discretion.

     (d) CHANGE OF CONTROL VALUE. For the purposes of clause (2) in Subparagraph (c) above, the "Change of Control Value" shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows:
(i) the per share price offered to stockholders of the Company in any such merger, consolidation, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to stockholders of the Company in any transaction described in this Subparagraph (d) or Subparagraph (c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

     (e) OTHER CHANGES IN THE COMMON STOCK. In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after the date of the grant of any Option and not otherwise provided for by this Paragraph VIII, such Option and the related Option Agreement shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Common Stock or other consideration subject to such Option. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, or upon the occurrence of any other event described in this Paragraph VIII, the aggregate number of shares available under the Plan shall be appropriately adjusted to the extent, if any, determined by the Committee, whose determination shall be conclusive.

     (f) STOCKHOLDER ACTION. Any adjustment provided for in the above Subparagraphs shall be subject to any required stockholder action.

     (g) NO ADJUSTMENTS UNLESS OTHERWISE PROVIDED. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Options theretofore granted or the purchase price per share.

IX.  AMENDMENT AND TERMINATION OF THE PLAN

     The Board in its discretion may terminate the Plan at any time with respect to any shares of Common Stock for which Options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in the Plan may be made that would impair the rights of the holder of an Option theretofore granted without the consent of such holder, and provided, further, that the Board may not, without approval of the stockholders of the Company, amend or delete Paragraph VII(f).

X.  MISCELLANEOUS

     (a) NO RIGHT TO AN OPTION. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give a Nonemployee Director any right to be granted an Option or any other rights hereunder except as may be evidenced by an Option Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Option Agreement.

     (b) NO MEMBERSHIP RIGHTS CONFERRED. Nothing contained in the Plan shall confer upon any individual any right with respect to continuation of membership on the Board.

     (c) OTHER LAWS; WITHHOLDING. The Company shall not be obligated to issue any Common Stock pursuant to any Option granted under the Plan at any time when the shares covered by such Option have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules and regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules and regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Options any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

     (d) NO RESTRICTION ON CORPORATE ACTION. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Option. No Nonemployee Director, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

     (e) RESTRICTIONS ON TRANSFER. An Option shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (iii) with the consent of the Committee.

     (f) GOVERNING LAW. THE PLAN SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

                                                                      APPENDIX C

                               BMC SOFTWARE, INC.
                          2002 EMPLOYEE INCENTIVE PLAN

I.  PURPOSE

     The purpose of the BMC SOFTWARE, INC. 2002 EMPLOYEE INCENTIVE PLAN (the "Plan") is to provide a means through which BMC SOFTWARE, INC., a Delaware corporation (the "Company"), and its Affiliates may attract able persons to enter the employ of the Company and its Affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its Affiliates. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Affiliates. Accordingly, the Plan provides for the granting of Incentive Stock Options, options that do not constitute Incentive Stock Options, Performance Awards, and Phantom Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee as provided herein.

II.  DEFINITIONS

     The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

          (a) "AFFILIATE" means any corporation, partnership, limited liability company or partnership, association, trust or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company.

          (b) "AWARD" means, individually or collectively, any Option, Performance Award or Phantom Stock Award.

          (c) "BOARD" means the Board of Directors of the Company.

          (d) "CODE" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

          (e) "COMMITTEE" means a committee of the Board that is selected by the Board as provided in Paragraph IV(a).

          (f) "COMMON STOCK" means the common stock, par value $.01 per share, of the Company, or any security into which such common stock may be changed by reason of any transaction or event of the type described in Paragraph X.

          (g) "COMPANY" means BMC Software, Inc., a Delaware corporation.

          (h) "CORPORATE CHANGE" shall have the meaning assigned to such term in Paragraph X(c) of the Plan.

          (i) "DIRECTOR" means an individual who is a member of the Board.

          (j) An "EMPLOYEE" means any person (including a Director) in an employment relationship with the Company or any Affiliate.

          (k) "FAIR MARKET VALUE" means, as of any specified date, the mean of the high and low sales prices of the Common Stock (i) reported on the stock exchange composite tape on that date or (ii) if the Common Stock is not listed on a national stock exchange, reported by the National Market System of NASDAQ on that date (or such other reporting service approved by the Committee); or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

          (l) "INCENTIVE STOCK OPTION" means an incentive stock option within the meaning of section 422 of the Code

          (m) "1934 ACT" means the Securities Exchange Act of 1934, as amended.

          (n) "OPTION" means an Award granted under Paragraph VII of the Plan and includes both Incentive Stock Options to purchase Common Stock and Options that do not constitute Incentive Stock Options to purchase Common Stock.

          (o) "OPTION AGREEMENT" means a written agreement between the Company and a Participant with respect to an Option.

          (p) "PARTICIPANT" means an employee who has been granted an Award.

          (q) "PERFORMANCE AWARD" means an Award granted under Paragraph VIII of the Plan.

          (r) "PERFORMANCE AWARD AGREEMENT" means a written agreement between the Company and a Participant with respect to a Performance Award.

          (s) "PHANTOM STOCK AWARD" means an Award granted under Paragraph IX of the Plan.

          (t) "PHANTOM STOCK AWARD AGREEMENT" means a written agreement between the Company and a Participant with respect to a Phantom Stock Award.

          (u) "PLAN" means the BMC Software, Inc. 2002 Employee Incentive Plan, as amended from time to time.

          (v) "RULE 16B-3" means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

          (w) "STOCK APPRECIATION RIGHT" shall have the meaning assigned to such term in Paragraph VII(d) of the Plan.

III.  EFFECTIVE DATE AND DURATION OF THE PLAN

     The Plan shall become effective upon the date of its adoption by the Board, provided the Plan is approved by the stockholders of the Company within 12 months thereafter. Notwithstanding any provision in the Plan, no Option shall be exercisable and no Performance Award or Phantom Stock Award shall vest or become satisfiable prior to such stockholder approval. No further Awards may be granted under the Plan after 10 years from the date the Plan is adopted by the Board. The Plan shall remain in effect until all Options granted under the Plan have been exercised or expired and all Performance Awards and Phantom Stock Awards have been satisfied or expired.

IV.  ADMINISTRATION

     (a) COMPOSITION OF COMMITTEE. The Plan shall be administered by a committee of, and appointed by, the Board that shall be comprised solely of two or more outside Directors (within the meaning of the term "outside directors" as used in section 162(m) of the Code and applicable interpretive authority thereunder and within the meaning of the term "Non-Employee Director" as defined in Rule 16b-3).

     (b) POWERS. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine which employees shall receive an Award, the time or times when such Award shall be made, the type of Award that shall be made, the number of shares to be subject to each Option, the number of shares subject to or the value of each Performance Award, and the value of each Phantom Stock Award. In making such determinations, the Committee shall take into account the nature of the services rendered by the respective employees, their present and potential contribution to the Company's success and such other factors as the Committee in its sole discretion shall deem relevant.

     (c) ADDITIONAL POWERS. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, this shall include the power to construe the Plan and the respective agreements executed hereunder, to prescribe rules and regulations relating to the Plan, and to determine the terms, restrictions and provisions of the agreement relating to each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Paragraph IV shall be conclusive.

     (d) DELEGATION OF AUTHORITY BY THE COMMITTEE. Notwithstanding the preceding provisions of this Paragraph IV or any other provision of the Plan to the contrary, the Committee may from time to time, in its sole discretion, delegate to the Chief Executive Officer of the Company the administration (or interpretation of any provision) of the Plan, and the right to grant Awards under the Plan, insofar as such administration (and interpretation) and power to grant Awards relates to any person who is not subject to Section 16 of the 1934 Act (including any successor section to the same or similar effect). Any such delegation may be effective only so long as the Chief Executive Officer of the Company is a Director, and the Committee may revoke such delegation at any time. The Committee may put any conditions and restrictions on the powers that may be exercised by the Chief Executive Officer of the Company upon such delegation as the Committee determines in its sole discretion. In the event of any conflict in a determination or interpretation under the Plan as between the Committee and the Chief Executive Officer of the Company, the determination or interpretation, as applicable, of the Committee shall be conclusive.

V.  SHARES SUBJECT TO THE PLAN; AWARD LIMITS; GRANT OF AWARDS

     (a) SHARES SUBJECT TO THE PLAN AND AWARD LIMITS. Subject to adjustment in the same manner as provided in Paragraph X with respect to shares of Common Stock subject to Options then outstanding, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 3,000,000 shares. Shares shall be deemed to have been issued under the Plan only (i) to the extent actually issued and delivered pursuant to an Award or (ii) to the extent an Award denominated in shares of Common Stock is settled in cash. To the extent that an Award lapses or the rights of its holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award under the Plan. Notwithstanding any provision in the Plan to the contrary,
(1) the maximum number of shares of Common Stock that may be subject to Awards (other then Options) denominated in shares of Common Stock is 1,500,000 shares of Common Stock (subject to adjustment in the same manner as provided in Paragraph X with respect to shares of Common Stock subject to Options then outstanding), (2) the maximum number of shares of Common Stock that may be subject to Awards denominated in shares of Common Stock granted to any one individual during the term of the Plan may not exceed 1,500,000 shares of Common Stock (subject to adjustment in the same manner as provided in Paragraph X with respect to shares of Common Stock subject to Options then outstanding), and (3) the maximum amount of compensation that may be paid under all Performance Awards denominated in cash (including the Fair Market Value of any shares of Common Stock paid in satisfaction of such Performance Awards) granted to any one individual during any calendar year may not exceed $5,000,000, and any payment due with respect to a Performance Award shall be paid no later than 10 years after the date of grant of such Performance Award. The limitations set forth in clauses (2) and (3) of the preceding sentence shall be applied in a manner that will permit compensation generated under the Plan to constitute "performance-based" compensation for purposes of section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options that are canceled or repriced.

     (b) GRANT OF AWARDS. The Committee may from time to time grant Awards to one or more employees determined by it to be eligible for participation in the Plan in accordance with the terms of the Plan.

     (c) STOCK OFFERED. Subject to the limitations set forth in Paragraph V(a), the stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan.

VI.  ELIGIBILITY

     Awards may be granted only to persons who, at the time of grant, are employees. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option, an Option that is not an Incentive Stock Option, a Performance Award, a Phantom Stock Award, or any combination thereof.

VII.  STOCK OPTIONS

     (a) OPTION PERIOD. The term of each Option shall be as specified by the Committee at the date of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant.

     (b) LIMITATIONS ON EXERCISE OF OPTION. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

     (c) SPECIAL LIMITATIONS ON INCENTIVE STOCK OPTIONS. An Incentive Stock Option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) at the time the Option is granted. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. An Incentive Stock Option shall be exercisable during the Participant's lifetime only by such Participant or the Participant's guardian or legal representative.

     (d) OPTION AGREEMENT. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under section 422 of the Code. Each Option Agreement shall specify the effect of termination of employment on the exercisability of the Option. An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Moreover, an Option Agreement may provide for a "cashless exercise" of the Option by establishing procedures satisfactory to the Committee with respect thereto. Further, an Option Agreement may provide for the surrender of the right to purchase shares under the Option in return for a payment in cash or shares of Common Stock or a combination of cash and shares of Common Stock equal in value to the excess of the Fair Market Value of the shares with respect to which the right to purchase is surrendered over the option price therefor ("Stock Appreciation Rights"), on such terms and conditions as the Committee in its sole discretion may prescribe. In the case of any such Stock Appreciation Right that is granted in connection with an Incentive Stock Option, such right shall be exercisable only when the Fair Market Value of the Common Stock exceeds the price specified therefor in the Option or the portion thereof to be surrendered. The terms and conditions of the respective Option Agreements need not be identical. Subject to the consent of the Participant, the Committee may, in its sole discretion, amend an outstanding Option Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan (including, without limitation, an amendment that accelerates the time at which the Option, or a portion thereof, may be exercisable).

     (e) OPTION PRICE AND PAYMENT. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee but, subject to adjustment as provided in Paragraph X, such purchase price shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Committee. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option that does not constitute an Incentive Stock Option.

     (f) RESTRICTIONS ON REPRICING OF OPTIONS. Except as provided in Paragraph X, the Committee may not, without approval of the stockholders of the Company, amend any outstanding Option Agreement to lower the option price (or cancel and replace any outstanding Option Agreement with Option Agreements having a lower option price).

     (g) STOCKHOLDER RIGHTS AND PRIVILEGES. The Participant shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Participant's name.

     (h) OPTIONS AND RIGHTS IN SUBSTITUTION FOR OPTIONS GRANTED BY OTHER EMPLOYERS. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for options held by individuals providing services to corporations or other entities who become employees as a result of a merger or consolidation or other business transaction with the Company or any Affiliate.

VIII.  PERFORMANCE AWARDS

     (a) PERFORMANCE PERIOD. The Committee shall establish, with respect to and at the time of each Performance Award, the number of shares of Common Stock subject to, or the maximum value of, the Performance Award and the performance period over which the performance applicable to the Performance Award shall be measured.

     (b) PERFORMANCE MEASURES. A Performance Award shall be awarded to a Participant contingent upon future performance of the Company or any Affiliate, division, or department thereof during the performance period. The Committee shall establish the performance measures applicable to such performance either
(i) prior to the beginning of the performance period or (ii) within 90 days after the beginning of the performance period if the outcome of the performance targets is substantially uncertain at the time such targets are established, but not later than the date that 25% of the performance period has elapsed; provided such measures may be made subject to adjustment for specified significant extraordinary items or events. The performance measures may be absolute, relative to one or more other companies, or relative to one or more indexes. The performance measures established by the Committee may be based upon (1) the price of a share of Common Stock, (2) the Company's earnings per share, (3) the Company's market share, (4) the market share of a business unit of the Company designated by the Committee, (5) the Company's sales, (6) the sales of a business unit of the Company designated by the Committee, (7) the maintenance revenue or deferred revenue of the Company or of a business unit of the Company designated by the Committee, (8) the ratable license revenue of the Company or of a business unit of the Company designated by the Committee, (9) the linearity of sales or the percentage of sales of the Company, or of a business unit of the Company designated by the Committee, before a specified time period in a quarter or fiscal year, (10) the return on capital employed by the Company, (11) the Company's margin or the margin of a business unit of the Company designated by the Committee, (12) the return on capital employed by a business unit of the Company designated by the Committee, (13) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Committee, (14) the cash flow of the Company or any business unit of the Company designated by the Committee, (15) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Committee, (16) the economic value added, (17) the return on stockholders' equity achieved by the Company,
(18) the total stockholders' return achieved by the Company, (19) the productivity of employees of the Company or of a business unit of the Company designated by the Committee as measured by revenues, costs or earnings per employee, (20) the expenses or operating expenses of the Company or any business unit of the Company designated by the Committee or (21) a combination of any of the foregoing. The Committee, in its sole discretion, may provide for an adjustable Performance Award value based upon the level of achievement of performance measures.

     (c) AWARDS CRITERIA. In determining the value of Performance Awards, the Committee shall take into account a Participant's responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate. The Committee, in its sole discretion, may provide for a reduction in the value of a Participant's Performance Award during the performance period.

     (d) PAYMENT. Following the end of the performance period, the holder of a Performance Award shall be entitled to receive payment of an amount not exceeding the number of shares of Common Stock subject to, or the maximum value of, the Performance Award, based on the achievement of the performance measures for such performance period, as determined and certified in writing by the Committee. Payment of a Performance Award may be made in cash, Common Stock, or a combination thereof, as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. If a Performance Award covering shares of Common Stock is to be paid in cash, such payment shall be based on the Fair Market Value of the Common Stock on the payment date.

     (e) TERMINATION OF AWARD. A Performance Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates at all times during the applicable performance period, except as may be determined by the Committee.

     (f) PERFORMANCE AWARD AGREEMENTS. At the time any Award is made under this Paragraph VIII, the Company and the Participant shall enter into a Performance Award Agreement setting forth each of the matters contemplated hereby, and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Performance Award Agreements need not be identical.

IX.  PHANTOM STOCK AWARDS

     (a) PHANTOM STOCK AWARDS. Phantom Stock Awards are rights to receive shares of Common Stock (or the Fair Market Value thereof), or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of Common Stock over a specified period of time, which vest over a period of time as established by the Committee, without satisfaction of any performance criteria or objectives. The Committee may, in its discretion, require payment or other conditions of the Participant respecting any Phantom Stock Award.

     (b) AWARD PERIOD. The Committee shall establish, with respect to and at the time of each Phantom Stock Award, a period over which the Award shall vest with respect to the Participant.

     (c) AWARDS CRITERIA. In determining the value of Phantom Stock Awards, the Committee shall take into account a Participant's responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate.

     (d) PAYMENT. Following the end of the vesting period for a Phantom Stock Award (or at such other time as the applicable Phantom Stock Award Agreement may provide), the holder of a Phantom Stock Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the Award. Payment of a Phantom Stock Award may be made in cash, Common Stock, or a combination thereof as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in cash shall be based on the Fair Market Value of the Common Stock on the payment date. Cash dividend equivalents may be paid during or after the vesting period with respect to a Phantom Stock Award, as determined by the Committee.

     (e) TERMINATION OF AWARD. A Phantom Stock Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates at all times during the applicable vesting period, except as may be otherwise determined by the Committee.

     (f) PHANTOM STOCK AWARD AGREEMENTS. At the time any Award is made under this Paragraph IX, the Company and the Participant shall enter into a Phantom Stock Award Agreement setting forth each of the matters contemplated hereby, and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Phantom Stock Award Agreements need not be identical.

X.  RECAPITALIZATION OR REORGANIZATION

     (a) NO EFFECT ON RIGHT OR POWER. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's or any Affiliate's capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

     (b) SUBDIVISION OR CONSOLIDATION OF SHARES; STOCK DIVIDENDS. The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share.

     (c) RECAPITALIZATIONS AND CORPORATE CHANGES. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of Common Stock covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award. If (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity),
(ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity, (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of Directors, the persons who were Directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a "Corporate Change"), no later than (x) 10 days after the approval by the stockholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of Directors or (y) 30 days after a Corporate Change of the type described in clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Participant, shall effect one or more of the following alternatives, which alternatives may vary among individual Participants and which may vary among Options held by any individual
Participant: (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Participants thereunder shall terminate, (2) require the mandatory surrender to the Company by selected Participants of some or all of the outstanding Options held by such Participants (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay (or cause to be paid) to each Participant an amount of cash per share equal to the excess, if any, of the amount calculated in Subparagraph (d) below (the "Change of Control Value") of the shares subject to such Option over the exercise price(s) under such Options for such shares, or (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding), including, without limitation, adjusting an Option to provide that the number and class of shares of Common Stock covered by such Option shall be adjusted so that such Option shall thereafter cover securities of the surviving or acquiring corporation or other property (including, without limitation, cash) as determined by the Committee in its sole discretion.

     (d) CHANGE OF CONTROL VALUE. For the purposes of clause (2) in Subparagraph (c) above, the "Change of Control Value" shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows:
(i) the per share price offered to stockholders of the Company in any such merger, consolidation, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to stockholders of the Company in any transaction described in this Subparagraph (d) or Subparagraph (c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

     (e) OTHER CHANGES IN THE COMMON STOCK. In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph X, such Award and any agreement evidencing such Award shall be subject to adjustment by the Committee at its sole discretion as to the number and price of shares of Common Stock or other consideration subject to such Award. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, or upon the occurrence of any other event described in this Paragraph X, the aggregate number of shares available under the Plan, the maximum number of shares that may be subject to Performance Awards denominated in shares, and the maximum number of shares that may be subject to Awards granted to any one individual shall be appropriately adjusted to the extent, if any, determined by the Committee, whose determination shall be conclusive. Notwithstanding the foregoing, except as otherwise provided by the Committee, upon the occurrence of a Corporate Change, the Committee, acting in its sole discretion without the consent or approval of any Participant, may require the mandatory surrender to the Company by selected Participants of some or all of the outstanding Performance Awards and Phantom Stock Awards as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Performance Awards and Phantom Stock Awards and the Company shall pay (or cause to be paid) to each Participant an amount of cash equal to the maximum value of such

Performance Award or Phantom Stock Award which, in the event the applicable performance or vesting period set forth in such Performance Award or Phantom Stock Award has not been completed, shall be multiplied by a fraction, the numerator of which is the number of days during the period beginning on the first day of the applicable performance or vesting period and ending on the date of the surrender, and the denominator of which is the aggregate number of days in the applicable performance or vesting period.

     (f) STOCKHOLDER ACTION. Any adjustment provided for in the above Subparagraphs shall be subject to any required stockholder action.

     (g) NO ADJUSTMENTS UNLESS OTHERWISE PROVIDED. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

XI.  AMENDMENT AND TERMINATION OF THE PLAN

     The Board in its discretion may terminate the Plan at any time with respect to any shares of Common Stock for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in the Plan may be made that would impair the rights of a Participant with respect to an Award theretofore granted without the consent of the Participant, and provided, further, that the Board may not, without approval of the stockholders of the Company, (a) amend the Plan to increase the maximum aggregate number of shares that may be issued under the Plan or change the class of individuals eligible to receive Awards under the Plan, or (b) amend or delete Paragraph VII(f).

XII.  MISCELLANEOUS

     (a) NO RIGHT TO AN AWARD. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give any individual any right to be granted an Option, a right to a Performance Award or a right to a Phantom Stock Award, or any other rights hereunder except as may be evidenced by an Award agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.

     (b) NO EMPLOYMENT RIGHTS CONFERRED.  Nothing contained in the Plan shall
(i) confer upon any employee any right with respect to continuation of employment with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment at any time.

     (c) OTHER LAWS; WITHHOLDING. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules and regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules and regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

     (d) NO RESTRICTION ON CORPORATE ACTION. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any

Award made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

     (e) RESTRICTIONS ON TRANSFER. An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution. An Award that does not constitute an Incentive Stock Option shall not be transferable otherwise than (i) by will or the laws of descent and distribution,
(ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (iii) with the consent of the Committee.

     (f) GOVERNING LAW. THE PLAN SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

                                                                      APPENDIX D

                         TEXT OF PROPOSED AMENDMENT TO
              THE BMC SOFTWARE, INC. 1994 EMPLOYEE INCENTIVE PLAN

     The Plan is hereby amended to permit an exchange of outstanding Options by current employees of the Company and its subsidiaries, other than (a) the Company's Chief Executive Officer, Chief Financial Officer, any Senior Vice President or any member of the Board, (b) any employee not residing in the United States or (c) any employee who has received any options from the Company during the six months preceding the exchange offer, who hold Options having an exercise price per share equal to or greater than $30.00 for replacement Options to be granted on a date determined by the Committee that is within five (5) business days following the date that is six months from the latest surrender date, having an exercise price per share equal to the Fair Market Value of a share of Common Stock on the date of grant. Any employee not employed by the Company or a subsidiary on the date of grant of the replacement Options will not receive replacement Options.

     The exchange ratios for shares covered by surrendered Options in exchange for shares covered by future replacement options shall be as follows:

EXERCISE PRICE                                         EXCHANGE RATIO
--------------                                         --------------
$30.00 to $39.99...............  2 surrendered Option shares for 1 replacement Option share
$40.00 to $49.99...............  3 surrendered Option shares for 1 replacement Option share
$50.00 and above...............  5 surrendered Option shares for 1 replacement Option share

     To participate in the exchange offer, an employee must surrender all of the eligible Options issued to such employee in a single grant.

     Each replacement Option will have a term equal to the remaining term of the surrendered Option it replaces. Each replacement Option will be vested to the same extent that the surrendered Option it replaces would have been vested had the Option not been surrendered, and such replacement Option will continue to vest according to the same vesting schedule as the surrendered Option. All other terms and conditions of the Option exchange and the replacement Options shall be determined in the sole discretion of the Committee.

                         TEXT OF PROPOSED AMENDMENT TO
           THE BMC SOFTWARE, INC. 2000 EMPLOYEE STOCK INCENTIVE PLAN

     The Plan is hereby amended to permit an exchange of outstanding Options by current employees of the Company and its subsidiaries, other than (a) the Company's Chief Executive Officer, Chief Financial Officer, any Senior Vice President or any member of the Board, (b) any employee not residing in the United States or (c) any employee who has received any options from the Company during the six months preceding the exchange offer, who hold Options having an exercise price per share equal to or greater than $30.00 for replacement Options to be granted on a date determined by the Committee that is within five (5) business days following the date that is six months from the latest surrender date, having an exercise price per share equal to the Fair Market Value of a share of Common Stock on the date of grant. Any employee not employed by the Company or a subsidiary on the date of grant of the replacement Options will not receive replacement Options.

     The exchange ratios for shares covered by surrendered Options in exchange for shares covered by future replacement options shall be as follows:

EXERCISE PRICE                                         EXCHANGE RATIO
--------------                                         --------------
$30.00 to $39.99...............  2 surrendered Option shares for 1 replacement Option share
$40.00 to $49.99...............  3 surrendered Option shares for 1 replacement Option share
$50.00 and above...............  5 surrendered Option shares for 1 replacement Option share

     To participate in the exchange offer, an employee must surrender all of the eligible Options issued to such employee in a single grant.

     Each replacement Option will have a term equal to the remaining term of the surrendered Option it replaces. Each replacement Option will be vested to the same extent that the surrendered Option it replaces would have been vested had the Option not been surrendered, and such replacement Option will continue to vest according to the same vesting schedule as the surrendered Option. All other terms and conditions of the Option exchange and of the replacement Options shall be determined in the sole discretion of the Committee.

                           (BMC SOFTWARE, INC. LOGO)

                                                                      2210-PS-02

                                     PROXY

                               BMC SOFTWARE, INC.

                 PROXY FOR 2002 ANNUAL MEETING OF STOCKHOLDERS

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


The undersigned hereby appoints Robert E. Beauchamp and Robert H. Whilden, Jr. and each of them, with or without the others, with full power of substitution, to vote all shares of stock that the undersigned is entitled to vote at the 2002 Annual Meeting of Stockholders of BMC Software, Inc. (the "Company"), to be held at 2101 CityWest Boulevard, building two, in the auditorium, Houston, Texas, on August 29, 2002, at 10:00 a.m., Central Daylight Time, and all adjournments and postponements thereof as follows on the reverse side.

THIS PROXY WILL BE VOTED AS YOU SPECIFY ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED WITH RESPECT TO ITEM (1) FOR THE NOMINEES LISTED, (2) FOR THE APPROVAL OF AN AMENDMENT TO THE COMPANY'S 1996 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED UNDER THE PLAN, (3) FOR THE APPROVAL OF THE COMPANY'S 2002 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN, (4) FOR THE APPROVAL OF THE COMPANY'S 2002 EMPLOYEE STOCK INCENTIVE PLAN, AND WITH RESPECT TO ITEM (5) FOR THE APPROVAL OF THE AMENDMENTS TO EACH OF THE COMPANY'S 1994 EMPLOYEE INCENTIVE PLAN AND THE COMPANY'S 2000 EMPLOYEE STOCK INCENTIVE PLAN TO EXPRESSLY PERMIT THE SURRENDER OF OPTIONS HAVING AN EXERCISE PRICE PER SHARE EQUAL TO OR GREATER THAN $30.00 IN EXCHANGE FOR OPTIONS COVERING A LESSER NUMBER OF SHARES TO BE GRANTED, AS DESCRIBED IN THE STATEMENT.



-----------                                                     -----------
SEE REVERSE     CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
   SIDE                                                            SIDE
-----------                                                     -----------

BMC SOFTWARE, INC.
C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940


       -------------------------
          VOTE BY TELEPHONE
       -------------------------
       It's fast, convenient, and immediate!
       Call Toll-Free on a Touch-Tone Phone
       1-877-PRX-VOTE (1-877-779-8683).

      --------------------------------------------------
       FOLLOW THESE FOUR EASY STEPS:

       1. READ THE ACCOMPANYING PROXY STATEMENT AND
          PROXY CARD.

       2. CALL THE TOLL-FREE NUMBER
          1-877-PRX-VOTE (1-877-779-8683).

       3. ENTER YOUR VOTER CONTROL NUMBER LOCATED ON
          YOUR PROXY CARD ABOVE YOUR NAME.

       4. FOLLOW THE RECORDED INSTRUCTIONS.

      --------------------------------------------------
       YOUR VOTE IS IMPORTANT!
       Call 1-877-PRX-VOTE anytime!


       -------------------------
          VOTE BY INTERNET
       -------------------------
       It's fast, convenient, and your vote is immediately confirmed and posted.

      --------------------------------------------------
       FOLLOW THESE FOUR EASY STEPS:

       1. READ THE ACCOMPANYING PROXY STATEMENT AND
          PROXY CARD.

       2. GO TO THE WEBSITE
          http://www.eproxyvote.com/bmc

       3. ENTER YOUR VOTER CONTROL NUMBER LOCATED ON
          YOUR PROXY CARD ABOVE YOUR NAME.

       4. FOLLOW THE INSTRUCTIONS PROVIDED.

      --------------------------------------------------
       YOUR VOTE IS IMPORTANT!
       Call 1-877-PRX-VOTE anytime!

       DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET








    PLEASE MARK                                                         |
[X] VOTES AS IN                                                         |
    THIS EXAMPLE.                                                       | __ __



1. Election of eight directors to serve until the Company's 2003 Annual Meeting:

   NOMINEES: (01) Jon E. Barfield, (02) John W. Barter,
             (03) Robert E. Beauchamp, (04) B. Garland Cupp,
             (05) Meldon K. Gafner, (06) L.W. Gray,
             (07) George F. Raymond, and (08) Tom C. Tinsley.

          FOR ALL NOMINEES             WITHHOLD AUTHORITY
           (LISTED EXCEPT                 TO VOTE FOR
            AS MARKED TO                  ALL NOMINEES
            THE CONTRARY)   [ ]    [ ]       LISTED

           [ ] ______________________________________________________
               (INSTRUCTION: To withhold authority for any individual nominee, write that nominee's name in the line above.)


2. Proposal to approve an amendment to the Company's     FOR   AGAINST   ABSTAIN
   1996 Employee Stock Purchase Plan to increase the     [ ]     [ ]       [ ]
   number of shares of Common Stock that may be issued under the Plan.

3. Proposal to approve the Company's 2002                FOR   AGAINST   ABSTAIN
   Nonemployee Director Stock Option Plan.               [ ]     [ ]       [ ]

4. Proposal to approve the Company's 2002                FOR   AGAINST   ABSTAIN
   Employee Stock Incentive Plan.                        [ ]     [ ]       [ ]

5. Proposal to approve amendments to each                FOR   AGAINST   ABSTAIN
   of the Company's 1994 Employee Incentive              [ ]     [ ]       [ ]
   Plan and the Company's 2000 Employee
   Stock Incentive Plan to expressly permit the surrender of options having an exercise price per share equal to or greater than $30.00 in exchange for options covering a lesser number of shares to be granted, as described in the statement.

                                           MARK HERE FOR ADDRESS CHANGE  [ ]
                                                 AND NOTE AT LEFT


                                           (PLEASE RETURN THIS SIGNED
                                           PROXY CARD IN THE ACCOMPANYING
                                           ADDRESSED ENVELOPE)

                                           Note: Joint owners must each sign.
                                           Please sign your name exactly as it
                                           appears on your stock certificate.
                                           When signing as attorney, executor,
                                           administrator, trustee or guardian,
                                           please give full title. If held by a
                                           corporation, please sign in the full
                                           corporate name by the president or
                                           other authorized officer.

Signature:                                      Date:
          ------------------------------------        --------------------------

Signature:                                      Date:
          ------------------------------------        --------------------------